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                                                                     Exhibit 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") dated as of March 12, 1997, by and among Sylvan Learning Systems, Inc., a Maryland corporation (the "Purchaser") and National Education Corporation, a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     The Purchaser and the Company have reached an agreement to combine their companies through a merger (the "Merger") of a wholly-owned Maryland subsidiary, to be formed of the Purchaser ("Newco") with and into the Company in a transaction qualifying as a pooling of interests under applicable accounting rules and a tax-free reorganization under Sections 368(a) of the Internal Revenue Code of 1986, as amended. As a result of the Merger, each outstanding share of the Company's Common Stock shall be converted into 0.58 shares of the Purchaser's Common Stock (the "Exchange Ratio"). The Purchaser and the Company wish to enter into a definitive agreement setting forth the terms and conditions of the Merger.

     Accordingly, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, the Purchaser and the Company hereby agree as follows:

     1.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.  The Purchaser hereby
         -----------------------------------------------
represents and warrants to the Company that the statements contained in this
Article I are true and correct, except as set forth in the disclosure schedule delivered by the Purchaser to the Company on or before the date of this Agreement (the "Purchaser Disclosure Schedule"). The Purchaser Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article I. The disclosure in any section, however, shall be deemed to constitute disclosure for all sections in this
Article I.

         1.1.  Organization and Standing; Subsidiaries.
               ---------------------------------------

               (a) Each of the Purchaser and its subsidiaries whose business or assets are material to Purchaser, either individually or on a consolidated basis (collectively, the "Purchaser Subsidiaries," and, together with the Purchaser, collectively "Sylvan") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, and reasonably could not be expected to, individually or in the aggregate, have a material adverse effect on the business, assets (whether tangible or intangible), financial condition, results of operations or business prospects ("Material Adverse Effect") of Sylvan. The Purchaser has heretofore delivered to the Company accurate and complete copies of the Purchaser's Certificate of Incorporation and By-Laws, as currently in effect, and promptly will

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deliver to the Company accurate and complete copies of the Articles or
Certificate of Incorporation and By-Laws, as currently in effect, of each of the Purchaser Subsidiaries. The Purchaser Disclosure Schedule includes a list of each of the Purchaser Subsidiaries.

               (b) Each of the Purchaser and the Purchaser Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in aggregate, have a Material Adverse Effect on Sylvan.

         1.2.  Capitalization of Purchaser.
               ---------------------------

               (a) The Purchaser's entire authorized capital stock consists of 50,000,000 shares, 40,000,000 of which are classified as Common Stock, $.01 par value ("Purchaser Common Stock"), and 10,000,000 of which are classified as Preferred Stock, par value $.01 per share, with 200,000 shares designated as Series A Junior Participating Preferred Stock; and, prior to the Effective Time will consist of 100,000,000 shares, 90,000,000 of which will be classified as Purchaser Common Stock. As of the date hereof, no shares of Preferred Stock are issued or outstanding, 24,516,623 shares of Purchaser Common Stock are outstanding and 4,433,943 shares of Purchaser Common Stock were reserved for issuance upon exercise of options outstanding under the Purchaser's stock option plans (the "Outstanding Purchaser Options"), 98,479 shares of Purchaser Common Stock were reserved for issuance upon exercise of outstanding warrants (the "Outstanding Purchaser Warrants"), 1,351,319 shares of Purchaser Common Stock were reserved for issuance upon exercise of future option grants under the Purchaser's stock option plans and 50,000 shares of Purchaser Common Stock were reserved for issuance in connection with the Purchaser's employee stock purchase plan. Except as set forth above or in the Purchaser Disclosure Schedule, there are outstanding (i) no shares of capital stock or other voting securities of the Purchaser, (ii) no securities of the Purchaser or any of the Purchaser Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Purchaser, (iii) no options, warrants or other rights to acquire from the Purchaser or any of the Purchaser Subsidiaries (including any rights issued or issuable under a shareholder rights plan or similar arrangement), and no obligations of the Purchaser or any of the Purchaser Subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Purchaser, (iv) no equity equivalents, interests in the ownership or earnings of the Purchaser or any of the Purchaser Subsidiaries or other similar rights (with the securities listed in clauses (i) through (iv) referred to collectively as the "Sylvan Securities"), and (v) no outstanding obligations of the Purchaser or any of the Purchaser Subsidiaries to repurchase, redeem or otherwise acquire any Sylvan Securities or to make any investment (by loan, capital contribution or otherwise) in any other entity.

               (b) All of the outstanding capital stock of, or other ownership interests in, each Sylvan Subsidiary, is owned by the Purchaser, directly or indirectly, free and clear of any Lien (as hereinafter defined) or any other limitation or restriction (including any restriction

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on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of the Purchaser or any of the Purchaser Subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Purchaser or any of the Purchaser Subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any Sylvan Subsidiary. There are no outstanding contractual obligations of the Purchaser or any of the Purchaser Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Purchaser. For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         (c) All issued and outstanding shares of the capital stock of the Sylvan Securities and of the Purchaser Subsidiaries have been duly and validly issued and are fully paid and non-assessable, free of any preemptive rights. The Outstanding Purchaser Options and the Outstanding Purchaser Warrants have been duly and validly issued and are in full force and effect.


         1.3.  Financial Statements; Exchange Act Filings.
               ------------------------------------------

               (a) The Purchaser has heretofore delivered to the Company copies of: (i) the Purchaser's consolidated financial statements as of and for the years ended December 31, 1993, 1994 and 1995, which have been audited by Ernst & Young LLP, independent auditors (the "Purchaser Audited Financial Statements"), and (ii) the Purchaser's consolidated financial statements as of and for the twelve months ended December 31, 1996, which are unaudited (the
"Purchaser Unaudited Financial Statements"). The Purchaser Audited Financial Statements and Purchaser Unaudited Financial Statements (collectively, the "Purchaser Financial Statements") fairly present, in conformity with generally accepted accounting principles applied on a consistent basis by the Purchaser (except as may be indicated in the notes thereto) and in conformity with the Commission's Regulation S-X, the consolidated financial position of the Purchaser and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject in the case of any unaudited financial statements to normal recurring year-end audit adjustments, which are not expected to be material in amount). Since January 1, 1996, the Purchaser has not made any material changes in the accounting policies applied to the Purchaser Audited Financial Statements, and no such changes are contemplated nor, to the best of the Purchaser's knowledge, required under generally accepted accounting principles or the Commission's Regulation S-X.

               (b) The Purchaser has heretofore delivered to the Company complete copies of all periodic reports, statements and other documents (including exhibits thereto) that the Purchaser has filed with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") since becoming subject to the reporting requirements of the Exchange Act on December 11, 1993 (collectively,

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the "Purchaser SEC Reports"). All Purchaser SEC Reports required to be filed with the Commission by the Purchaser during the twelve months preceding the date of this Agreement were filed in a timely manner and complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. At the time filed with the SEC, no Purchaser SEC Report contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         1.4.  No Undisclosed Liabilities. Except as and to the extent reflected
               --------------------------
or reserved against in the consolidated balance sheets included within the Purchaser Financial Statements, at the date of such statements, Sylvan had no material liabilities or obligations (whether accrued, absolute or contingent), of the character which, under generally accepted accounting principles, should be accrued, shown, disclosed or indicated in a consolidated balance sheet of the Purchaser or explanatory notes or information supplementary thereto, including without limitation, any liabilities resulting from failure to comply with any law or any federal, state or local tax liabilities due or to become due whether
(a) incurred in respect of or measured by income for any period ending on or prior to the close of business on such dates, or (b) arising out of transactions entered into, or any state of facts existing, on or prior thereto.

         1.5.  Absence of Certain Changes, Events or Conditions. Since December
               ------------------------------------------------
31, 1996, (i) Sylvan has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which would have a Material Adverse Effect on the Purchaser, and (ii) there have been no events, changes or effects with respect to the Purchaser and the Purchaser Subsidiaries having or which could have, individually or in the aggregate, a Material Adverse Effect on the Purchaser, and (iii) the Purchaser and the Purchaser Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with prior practice.

         1.6.  No Default.  Neither the Purchaser nor any of the Purchaser
               ----------
Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Charter or By-Laws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Purchaser or any of the Purchaser Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Purchaser, any of the Purchaser Subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Sylvan.

         1.7.  Litigation, Etc. (i) There is no suit, claim, action, proceeding
               ----------------
or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any of the Purchaser Subsidiaries or any of their respective properties or assets before any court, administrative agency or commission or other governmental authority or instrumentality

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("Governmental Entity") which, individually or in the aggregate, could have a
Material Adverse Effect on Sylvan if decided adversely to Sylvan or could prevent or delay the consummation of the transactions contemplated by this Agreement, and (ii) neither the Purchaser nor any of the Purchaser Subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future could have a Material Adverse Effect on Sylvan or could prevent or delay the consummation of the transactions contemplated hereby. Except as noted on the Purchaser Disclosure Schedule, all claims listed thereon are covered by the Purchaser's liability insurance (subject to applicable deductibles not in excess of $500,000) and are being defended by and at the cost of the Purchaser's liability insurance carrier.

         1.8.  Intellectual Property.
               ---------------------

               (a) The Purchaser or one of the Purchaser Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks and copyrights, processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Sylvan as currently conducted, or proposed to be conducted, the absence of which would be reasonably likely to have a Material Adverse Effect on Sylvan (the "Purchaser Intellectual Property Rights"). The Purchaser Disclosure Schedule lists (i) all patents and patent applications and all trademarks, registered copyrights, trade names and service marks, which the Purchaser considers to be material to the business of Sylvan and included in the Purchaser Intellectual Property Rights, including the jurisdictions in which each such Purchaser Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which the Purchaser or any of the Purchaser Subsidiaries is a party and pursuant to which any person is authorized to use any Purchaser Intellectual Property Rights, and (iii) all material licenses, sublicenses and other agreements as to which the Purchaser or any of the Purchaser Subsidiaries is a party and pursuant to which the Purchaser or any of the Purchaser Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software ("Purchaser Third Party Intellectual Property Rights") which are incorporated in or form a part of any Sylvan product that is material to its business.

               (b) Neither the Purchaser nor any of the Purchaser Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Purchaser Intellectual Property Rights or Purchaser Third Party Intellectual Property Rights, the breach of which could have a Material Adverse Effect on Sylvan.

               (c) To the Purchaser's knowledge, all patents, registered trademarks, service marks and copyrights held by the Purchaser or any of the Purchaser Subsidiaries are valid

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and subsisting. Neither the Purchaser nor any of the Purchaser Subsidiaries (i)
has been sued (or threatened with suit) in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has any knowledge that the manufacturing, marketing, licensing or sale of its products or services infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which such infringement could have a Material Adverse Effect on Sylvan.

         1.9.  Environmental Laws and Regulations. (i) The Purchaser and each of
               ----------------------------------
the Purchaser Subsidiaries is in material compliance with all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that individually or in the aggregate would not have a Material Adverse Effect on Sylvan, which compliance includes, but is not limited to the possession by the Purchaser and the Purchaser Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Purchaser nor any of the Purchaser Subsidiaries has received written notice of, or is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that individually or in the aggregate could have a Material Adverse Effect on Sylvan; and (iii) there are no circumstances that are reasonably likely to prevent or interfere with such compliance in the future or give rise to an Environmental Claim in the future.

         1.10.  Compliance.  (i) The Purchaser and each of the Purchaser
                ----------
Subsidiaries hold all licenses, permits, variances, exemptions, orders, approvals and other authorizations of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Purchaser Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders, approvals and other authorizations which would not, individually or in the aggregate, have a Material Adverse Effect on Sylvan; (ii) the Purchaser and the Purchaser Subsidiaries are in compliance with the terms of each of the Purchaser Permits, except where the failure so to comply would not have a Material Adverse Effect on Sylvan, (iii) the businesses of the Purchaser and the Purchaser Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations or possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Sylvan, and (iv) no investigation or review by any Governmental Entity with respect to the Purchaser or any of the Purchaser Subsidiaries is pending or, to the best knowledge of the Purchaser, threatened, nor, to the best knowledge of the Purchaser, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which the Purchaser reasonably believes will not have a Material Adverse Effect on Sylvan.

         1.11.  Labor Matters.  Neither the Purchaser nor any of the Purchaser
                -------------
Subsidiaries is a party to any collective bargaining agreement relating to its employees. No labor

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dispute, strike, work stoppage, employee action or labor relations problem of any kind which has affected or may affect the Purchaser, any of the Purchaser Subsidiaries or any of their respective businesses or operations has occurred during the past five years or currently is pending or, to the knowledge of the Purchaser, threatened.

         1.12.  Information for Proxy Statement. None of the information
                -------------------------------
supplied or to be supplied by the Purchaser in writing for inclusion in (i) the Registration Statement on Form S-4 to be filed by the Purchaser with the Commission (the "S-4") in order to register the shares of Purchaser Common Stock to be issued as a result of the Merger under the Securities Act of 1933, as amended (the "Securities Act"); (ii) proxy materials relating to the meetings of the Purchaser's and the Company's stockholders to be held in connection with the Merger (the "Joint Proxy Statement"); (iii) reports filed under the Exchange Act with the Commission by the Purchaser or the Company in connection with the Merger or filed by the Purchaser with the Commission between the date of this Agreement and the Effective Time as otherwise required under the Exchange Act and the rules and regulations promulgated thereunder; or (iv) the Purchaser Disclosure Schedule will, at the respective times that (A) the S-4 is filed with the SEC(B) the S-4 is declared effective by the SEC, (C) the Joint Proxy Statement is mailed to the stockholders of the Purchaser and the Purchaser, and
(D) any meeting of stockholders (including adjournments) is held to consider the Merger, contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         1.13.  No Conflict With Other Documents. Neither the execution,
                --------------------------------
delivery and performance of this Agreement by the Purchaser nor the consummation by the Purchaser of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Charter or By-Laws (or similar governing documents) of the Purchaser or of any of the Purchaser Subsidiaries; (ii) trigger the rights of the Purchaser or any Purchaser Subsidiary or any holder of the Sylvan Securities under any shareholder rights plan or similar arrangement; (iii) restrict any business combination between the Company and the Purchaser or any of its subsidiaries; (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the material modification of, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Purchaser or any of the Purchaser Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound; or (v) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Purchaser or any of the Purchaser Subsidiaries or any of their respective properties or assets, except in the case of (iv) or (v) for violations, breaches or defaults which could not, individually or in the aggregate, have a Material Adverse Effect on Sylvan.

         1.14.  Authority; Consents.
                -------------------

                (a) The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

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The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Purchaser's Board of Directors and no other corporate proceedings on the part of the Purchaser or any of the Purchaser Subsidiaries are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Purchaser Common Stock). This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid, legal and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

               (b) Upon Purchaser Stockholder Approval (as defined below), the satisfaction of all other conditions contained herein and the filing of the Articles of Merger with the State Department of Assessments and Taxation of the State of Maryland (the "SDAT") and the Certificate of Merger with the Secretary of State of the State of Delaware, this Agreement will result in the valid, legally binding and enforceable statutory merger of Newco with and into the Purchaser.

               (c) Under the Purchaser's Charter, By-Laws, rules of the Nasdaq Stock Market (National Market) and other applicable laws and regulations to which the Purchaser is subject (i) only the affirmative vote of the holders of at least a majority of the outstanding shares of Purchaser Common Stock voting together as a single class ("Purchaser Stockholder Approval") is required and sufficient for the approval by the Purchaser's stockholders of the transactions contemplated by this Agreement; and (ii) statutory appraisal rights will not be available to the holders of any of Sylvan's Securities in connection with the Merger.

               (d) No consent, approval, order or authorization of, or registration, declaration or filing with (i) any Governmental Entity or (ii) any individual, corporation or other entity (including any holder of Sylvan Securities) is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (A) the Purchaser Stockholder Approval, (B) the declaration of effectiveness of the Form S-4 by the Commission in accordance with the Securities Act, (C) the filing of the Articles of Merger with the SDAT and the Certificate of Merger with the Delaware Secretary of State, (D) the filing of the Joint Proxy Statement with the Commission in accordance with the Exchange Act, (E) satisfaction of all information and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any regulations promulgated thereunder, (F) such consents, approvals, orders, authorizations, registrations declarations and filings as may be required under applicable state "blue sky" or securities laws and the securities laws of any foreign country, (G) those set forth in the Purchaser Disclosure Schedule, and (H) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Material Adverse Effect on Sylvan.

         1.15.  Contracts.
                ---------

                (a) Neither the Purchaser nor any of the Purchaser Subsidiaries is a party to or subject to: (i) any employment contract with any officer, consultant, director or employee; (ii) any plan or contract or arrangement providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing, or the like; (iii) any contract or agreement with any labor union; (iv) any contract, agreement, instrument or other document that would be required to be filed as an exhibit to a Registration Statement on Form S-1 were the Purchaser or any of the Purchaser Subsidiaries to file such a Registration Statement on the date of this Agreement, (v) any contract, agreement, instrument or other document not entered into by the Purchaser or any of the Purchaser Subsidiaries in the ordinary course of business, under which the Purchaser or any of the Purchaser Subsidiaries is required to make annual payments to any third party in excess of $500,000 or (vi) any agreement, voting trust, understanding or arrangement, written or oral, concerning the election of directors. Neither the Purchaser nor any of the Purchaser Subsidiaries has breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment referred to in the prior sentence ("Purchaser Material Contracts") in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from the Purchaser or any of the Purchaser Subsidiaries under any Purchaser Material Contract. Each Purchaser Material Contract that has not expired or been terminated is in full force and effect and is not subject to any material default thereunder of which the Purchaser is aware by any party obligated to the Purchaser or any of the Purchaser Subsidiaries pursuant to the Purchaser Material Contract.

                (b) The consummation of the Merger and the transactions contemplated by this Agreement will not cause a default under, or provide any right of termination or modification with respect to, any Purchaser Material Contract which default, termination or modification would have a Material Adverse Effect on Sylvan.

         1.16.  Customers and Suppliers.  Neither the Purchaser nor any of the
                -----------------------
Purchaser Subsidiaries has received notice that, nor do any of them have knowledge or any reason to believe that, any customer that represented 5% or more of Purchaser's consolidated revenues in any of the past three years will not continue to do business with the Purchaser or the Purchaser Subsidiaries at volumes consistent with past practices subsequent to the Merger. Neither the Purchaser nor any of the Purchaser Subsidiaries has any outstanding purchase contracts or commitments or unaccepted purchase orders which are in excess of the normal, ordinary and usual requirements of its business. No entity which is now supplying, or during 1996 supplied, to the Purchaser or the Purchaser Subsidiaries products and services has reduced or otherwise discontinued, or threatened to reduced or discontinue, supplying such items to the Purchaser or the Purchaser Subsidiaries on reasonable terms, except for such reductions or discontinuations which would not have a Material Adverse Effect on Sylvan.

         1.17.  Tax Matters.
                -----------

                (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all material federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person or entity with respect to such amounts and including any liability for taxes of a predecessor entity.

                (b) The Purchaser and the Purchaser Subsidiaries have accurately prepared and timely filed all material federal, state, local and foreign returns, estimates, information statements and reports required to be filed at or before the Effective Time ("Returns") relating to any and all Taxes concerning or attributable to the Purchaser, any of the Purchaser Subsidiaries or any of their operations or assets, and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law; and copies of all Returns of the Purchaser and the Purchaser Subsidiaries for the past three years have been or will be provided by the Purchaser to the Company.

                (c) The Purchaser and each of the Purchaser Subsidiaries as of the Effective Time: (i) will have paid all Taxes any of them is required to pay prior to the Effective Time, (ii) will have withheld with respect to their employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, and (iii) will have collected all sales and use taxes on account of sales by the Purchaser or any Purchaser Subsidiary or the use of any of their products, except in each instance where any failure to make such payment or withholding would not be reasonably likely to have a Material Adverse Effect on Sylvan.

                (d) There is no Tax deficiency outstanding, proposed or assessed against the Purchaser or any of the Purchaser Subsidiaries that is not reflected as a liability on the Purchaser Financial Statements nor has the Purchaser or any of the Purchaser Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         1.18.  Title to Properties; Absence of Liens and Encumbrances, Etc. The
                ------------------------------------------------------------
Purchaser Disclosure Schedule includes a true and complete list of all real property owned by the Purchaser or the Purchaser Subsidiaries and real property leased by the Purchaser or the Purchaser Subsidiaries pursuant to leases providing for the occupancy, in each case, of not less than 20,000 square feet ("Material Leases") and the name of the lessor, the date of the Material Lease and each amendment to the Material Lease and the aggregate annual rental or other fee payable under any such Material Lease. The Purchaser and the Purchaser Subsidiaries have good and marketable title to all their owned properties and assets, real and personal, in each case free and clear of all liens, encumbrances and imperfections of title, except those liens, encumbrances or imperfections of title which individually or in the aggregate would not have a Material

Adverse Effect on Sylvan. Neither the Purchaser nor any of the Purchaser Subsidiaries has received any notice of violation of any applicable zoning laws, orders, regulations, or requirements relating to its operations or properties it owns or leases which has not been complied with, nor any proposed changes in any such laws, orders or regulations which might have a Material Adverse Effect on Sylvan. The Purchaser has no knowledge of any threatened or impending condemnation by any Government Entity of any properties owned or leased by the Purchaser or the Purchaser Subsidiaries. All Material Leases are in good standing, valid and effective in accordance with their respective terms, and neither the Purchaser nor any Purchaser Subsidiary is in default under any of such leases, except where the lack of such good standing, validity and effectiveness or the existence of such default would not have a Material Adverse Effect on Sylvan.

         1.19.  Pension and Employee Benefit Plans.
                ----------------------------------

                (a) The Purchaser has set forth on the Purchaser Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Purchaser or any of the Purchaser Subsidiaries or any trade or business (whether or not incorporated) which is a member or which is under common control with the Purchaser within the meaning of Section 414 of the Code (an "ERISA Affiliate") (together, the "Purchaser Employee Plans").

                (b) With respect to each Purchaser Employee Plan, the Purchaser has made or will make available to the Company, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS"), (ii) such Purchaser Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Purchaser Employee Plan and
(iv) the most recent actuarial report or valuation relating to a Purchaser Employee Plan subject to Title IV of ERISA.

                (c) With respect to the Purchaser Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of the Purchaser there exists no condition or set of circumstances, in connection with which the Purchaser could be subject to any liability under ERISA, the Code or any other applicable law that is reasonably likely to have a Material Adverse Effect on Sylvan.

                (d) With respect to the Purchaser Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the Purchaser Financial Statements, which obligations are reasonably expected to have a Material Adverse Effect on Sylvan.

                (e) Except as provided for in this Agreement, neither the Purchaser nor any of the Purchaser Subsidiaries is a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of the Purchaser or any of the Purchaser Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Purchaser of the nature contemplated by this Agreement, (iii) agreement with any officer providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof, providing for the payment of compensation in excess of $100,000 per annum or providing for severance benefits or other benefits upon or following termination of employment, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                (f) Each of the Purchaser Employee Plans which is intended to qualify under Section 401 of the Code is designated on the Purchaser Disclosure Schedule as being a qualified plan (the Plans so designated being hereinafter referred to as the "Purchaser Qualified Plans"). Each Purchaser Qualified Plan is qualified under Section 401(a) of the Code and is the subject of a currently effective determination letter from the Internal Revenue Service confirming such qualification. True and correct copies of all determination letters from the Internal Revenue Service with respect to the Purchaser Qualified Plans which were issued after the effective date of ERISA have been or will be delivered to the Purchaser. With respect to each Purchaser Qualified Plan, the Purchaser has not obtained a waiver of any minimum funding requirements imposed by ERISA or the Code in respect of such Purchaser Qualified Plan, and has not incurred any liability to the Pension Benefit Guaranty Corporation in connection with any such Purchaser Qualified Plan. As of the date hereof, the value of the assets in each of the Purchaser Qualified Plans which is a defined benefit plan exceeds the present value of accrued benefits of all participants in such Plan when such benefits are valued on a termination basis using Pension Benefit Guaranty Corporation interest and other assumptions. No "reportable event," as such term is defined in ERISA and in regulations issued thereunder, has occurred with respect to any of the Purchaser Qualified Plans since the effective date of ERISA.

               (g) The Purchaser has identified to the Company which, if any, of the Purchaser Employee Plans are multi-employer pension plans (as defined by ERISA) and the number of employees of Sylvan who participated in multi-employer plans during the year ended December 31, 1996. Since April 29, 1980, neither the Purchaser nor any of the Purchaser Subsidiaries has, with respect to any multi-employer plan, suffered or otherwise caused a "complete withdrawal" or "partial withdrawal" (as such terms are defined by ERISA).

         1.20.  Foreign Corrupt Practices Act. Neither the Purchaser nor any of
                -----------------------------
the Purchaser Subsidiaries, nor any director, officer, agent, employee, consultant, or any other person associated with or acting on behalf of any of them, has engaged or is engaged in any course of conduct, or is a party to any agreement or involved in any transaction, which has or would give rise to a violation of the Foreign Corrupt Practices Act of 1977 or any other United States statute or regulation governing the conduct of business abroad by United States corporations and their subsidiaries.

         1.21.  Insurance. The Purchaser Disclosure Schedule lists the insurance
                ---------
currently carried by the Purchaser and the Purchaser Subsidiaries in respect of their respective properties and operations, including, without limitation, information as to limits of coverage, deductibles, annual premium requirements and expiration dates with respect to product liability, general liability, umbrella liability, contractual liability, employers' liability, automobile liability, workers' compensation, property and casualty, business interruption and other insurance carried by the Purchaser and the Purchaser Subsidiaries (collectively, the "Purchaser Insurance"). All Purchaser Insurance continues to be in full force and effect, and the Purchaser and the Purchaser Subsidiaries are in compliance with all requirements and provisions thereof. None of the Purchaser Insurance is subject to any retroactive rate or audit adjustments or co-insurance arrangements. The Purchaser has no reason to believe that any such Purchaser Insurance will not be renewed upon the expiration thereof at premiums substantially equivalent to those currently being paid by the Purchaser and the Purchaser Subsidiaries. The Purchaser Insurance heretofore and currently carried by the Purchaser and the Purchaser Subsidiaries were and are consistent with types and amounts of coverages customarily carried by similarly situated companies.

         1.22.  No Pending Transactions. Except for the transactions
                -----------------------
contemplated by this Agreement and the Other Acquisitions (as hereinafter defined in Section 3.3), neither the Purchaser nor any of the Purchaser Subsidiaries is a party to or bound by or the subject of any agreement, undertaking, commitment or discussion with another party with respect to any Acquisition Transaction (as hereinafter defined in Section 3.2).

         1.23.  Disclosure. No representation or warranty made by the Purchaser
                ----------
in this Agreement and no statement contained in a certificate, schedule, list or other instrument or document specified in or delivered pursuant to this Agreement, whether heretofore furnished to the Purchaser or hereafter required to be furnished to the Purchaser, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

         1.24.  Transactions with Affiliates. Neither the Purchaser nor any of
                ----------------------------
the Purchaser Subsidiaries is a party to any transaction with any (i) current or former officer or director of the Purchaser or any of the Purchaser Subsidiaries, or (ii) any parent, spouse, child, brother, sister or other family relation of any such officer or director or (iii) any corporation, partnership or other entity of which any such officer or director or any such family relation is an officer, director, partner or greater than 10% stockholder (based on percentage ownership of voting stock) or (iv) any "affiliate" or "associate" of any such persons or entities (as such terms are defined in the rules and regulations promulgated under the Securities Act), including, without limitation, any transaction involving a contract, agreement or other arrangement providing for the employment of, furnishing of materials, products or services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity.

         1.25.  Pooling of Interests.  To the best of its knowledge, neither the
                --------------------
Purchaser, any of the Purchaser Subsidiaries nor any affiliate of Sylvan has, through the date of this Agreement, taken or agreed to take any action which would prevent the Purchaser from accounting for the business combination to be effected by the Merger as a pooling of interests.

         1.26.  Opinion of Financial Advisor.  The financial advisor to the
                ----------------------------
Purchaser, Alex. Brown & Sons Incorporated, has delivered to the Purchaser an opinion dated the date of this Agreement to the effect that the Exchange Ratio is fair, from a financial point of view, to Purchaser.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser that the statements contained in this
Article II are true and correct, except as set forth in the disclosure schedule delivered by the Company to the Purchaser on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article II. The disclosure in any paragraph shall be deemed to constitute disclosure for all sections in this Article II.

         2.1.  Organization and Standing; Subsidiaries.
               ---------------------------------------

               (a) Each of the Company and its subsidiaries whose business or assets are material to the Company either individually or on a consolidated basis (collectively, the "Company Subsidiaries," and, together with the Company, collectively the "Corporation") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, and reasonably could not be expected to, individually or in the aggregate, have a Material Adverse Effect on the Corporation. The Company has heretofore delivered to the Purchaser accurate and complete copies of the Company's Certificate of Incorporation and By-Laws, as currently in effect, and promptly will deliver to the Purchaser accurate and complete copies of the Articles or Certificate of Incorporation and By-Laws, as currently in effect, of each of the Company Subsidiaries. The Company's Disclosure Schedule includes a list of each of the Company Subsidiaries.

               (b) Each of the Company and the Company Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in aggregate, have a Material Adverse Effect on the Corporation.

         2.2.  Capitalization of the Company.
               -----------------------------

               (a) The Company's entire authorized capital stock consists of 70,000,000 shares, of which 65,000,000 shares are classified as Common Stock, par value $.01 per share (the "Company Common Stock"), and 5,000,000 of which are classified as Preferred Stock, par value $.10 per share. As of the date hereof, there are no shares of Preferred Stock issued and outstanding, 36,239,254 shares of Company Common Stock issued and outstanding (including 697,556 shares of Company Common Stock held in the Company's treasury), 5,197,787 shares reserved for issuance in connection with the Company's stock option plans (of which options to purchase 3,113,013 shares are outstanding (the "Outstanding Options")); and 2,300,000 shares reserved for issuance upon conversion of the Company's 6 1/2% Convertible Debentures (the "Debentures") outstanding on the date hereof (the "Outstanding Debentures"). Except as set forth above or in the Company Disclosure Schedule, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any of the Company Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company,
(iii) no options, warrants or other rights to acquire from the Company or any of the Company Subsidiaries (including any rights issued or issuable under a shareholders rights plan or similar arrangement), and no obligations of the Company or any of the Company Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (iv) no equity equivalents, interests in the ownership or earnings of the Company or any of the Company Subsidiaries or other similar rights (with the securities listed in clauses (i) through (iv) referred to collectively as the "Corporation's Securities"), and (v) no outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any of the Corporation's Securities or to make any investment (by loan, capital contribution or otherwise) in any other entity.
The Company Disclosure Statement sets forth a list of all Outstanding Options, including the shares of each holder thereof, which such options are currently vested and which such options will vest as a result of the Merger.

               (b) All of the outstanding capital stock of, or other ownership interests in, each of the Company Subsidiaries, is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of the Company or any of the Company Subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or any of the Company Subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any of the Company Subsidiaries. There are no outstanding contractual obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company.

               (c) All issued and outstanding shares of the capital stock of the Company or any of the Company Subsidiaries have been duly and validly issued and are fully paid and non-assessable, free of any preemptive rights. The Outstanding Options and the Outstanding Debentures have been duly and validly issued and are in full force and effect. As of the date hereof, there are $56,994,000 principal amount of Outstanding Debentures; and $500,000 principal amount of Debentures have heretofore been repurchased by the Company.

         2.3.  Financial Statements; Exchange Act Filings.
               ------------------------------------------

               (a) The Company has heretofore delivered to the Purchaser copies of: (i) the Company's consolidated financial statements as of and for the years ended December 31, 1993, 1994 and 1995, which have been audited by Price Waterhouse, independent public accountants (the "Company Audited Financial Statements"), and (ii) the Company's unaudited consolidated financial statements as of and for the twelve months ended December 31, 1996, which are unaudited (the "Company Unaudited Financial Statements"). The Company Audited Financial Statements and Company Unaudited Financial Statements (collectively, the "Company Financial Statements") fairly present, in conformity with generally accepted accounting principles applied on a consistent basis by the Company (except as may be indicated in the notes thereto) and in conformity with the Commission's Regulation S-X, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject in the case of any unaudited financial statements to normal recurring year-end audit adjustments, which are not expected to be material in amount). Since January 1, 1996, the Company has not made any material changes in the accounting policies applied to the Company Audited Financial Statements, and no such changes are currently contemplated nor, to the best of the Company's knowledge, required under generally accepted accounting principles or the Commission's Regulation S-X. The restructuring charges and losses from discontinued operations shown on the Company Financial Statements have been properly recorded in accordance with generally accepted accounting principles, represent management's best estimate of the cost of discontinuing the operations to which such charges relate, and, to the best of the Company's knowledge, there will be no further charges other than those already accrued on the Company Financial Statements as a result of the discontinuation of such operations.

               (b) The Company has heretofore delivered to the Purchaser copies of: (i) the financial statements of Steck-Vaughn Publishing Corporation ("Steck-Vaughn") as of and for the years ended December 31, 1993, 1994 and 1995, which have been audited by Price Waterhouse, independent public accountants (the "Steck-Vaughn Audited Financial Statements"), and (ii) Steck-Vaughn's unaudited consolidated financial statements as of and for the twelve months ended December 31, 1996, (the "Steck-Vaughn Unaudited Financial Statements"). The Steck-Vaughn Audited Financial Statements and Steck-Vaughn Unaudited Financial Statements (collectively, the "Steck-Vaughn Financial Statements") fairly present, in conformity with generally accepted accounting principles applied on a consistent basis by the Company (except as may be indicated in the notes thereto), the consolidated financial position of Steck-Vaughn and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject in the case of any unaudited interim financial statements to normal recurring year-end audit adjustments, which are not expected to be material in amount).

               (c) The Company has heretofore delivered to the Purchaser complete copies of all periodic reports, statements and other documents (including Exhibits thereto) that the Company and Steck-Vaughn have filed with the Commission under the Exchange Act since January 1, 1992 (collectively, the "Company SEC Reports"). All Company SEC Reports required to be filed with the Commission by the Company and Steck-Vaughn during the twelve months preceding the date of this Agreement were filed in a timely manner and complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. At the time filed with the SEC, no Company SEC Report contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.4.  No Undisclosed Liabilities.
               --------------------------

               (a) Except as and to the extent reflected or reserved against in the consolidated balance sheets included within the Company Financial Statements, at the date of such statements, the Corporation had no material liabilities or obligations (whether accrued, absolute or contingent), of the character which, under generally accepted accounting principles, should be accrued, shown, disclosed or indicated in a consolidated balance sheet of the Company or explanatory notes or information supplementary thereto, including without limitation, any liabilities resulting from failure to comply with any law or any federal, state or local tax liabilities due or to become due whether
(a) incurred in respect of or measured by income for any period ending on or prior to the close of business on such dates, or (b) arising out of transactions entered into, or any state of facts existing, on or prior thereto.

               (b) Except as and to the extent reflected or reserved against in the consolidated balance sheets included within the Steck-Vaughn Financial Statements, at the date of such statements, Steck-Vaughn had no material liabilities or obligations (whether accrued, absolute or contingent), of the character which, under generally accepted accounting principles, should be accrued, shown, disclosed or indicated in a consolidated balance sheet of Steck-Vaughn or explanatory notes or information supplementary thereto, including without limitation, any liabilities resulting from failure to comply with any law or any federal, state or local tax liabilities due or to become due whether
(a) incurred in respect of or measured by income for any period prior to the close of business on such dates, or (b) arising out of transactions entered into, or any state of facts existing, prior thereto.

         2.5.  Absence of Certain Changes, Events or Conditions. Since December
               ------------------------------------------------
31, 1996, (i) the Company has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which would have a Material Adverse Effect on the Company, and (ii) there have been no events, changes or effects with respect to the Company and the Company Subsidiaries having or which could have, individually or in the aggregate, a

Material Adverse Effect on the Company, and (iii) the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with prior practice.

         2.6.  No Default. Neither the Company nor any of the Company
               ----------
Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or By-Laws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, any of the Company Subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the Corporation.

         2.7.  Litigation, Etc. (i) There is no suit, claim, action, proceeding
               ----------------
or investigation pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could have a Material Adverse Effect on the Corporation if decided adversely to the Corporation or could prevent or delay the consummation of the transactions contemplated by this Agreement, and (ii) neither the Company nor any of the Company Subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future could have a Material Adverse Effect on the Corporation or could prevent or delay the consummation of the transactions contemplated hereby. Except as noted on the Company Disclosure Schedule, all claims listed thereon are covered by the Company's liability insurance (subject to applicable deductibles not in excess of $500,000) and are being defended by and at the cost of the Company's liability insurance carrier.

         2.8.  Intellectual Property.
               ---------------------

               (a) The Company or one of the Company Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks and copyrights, processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of the Corporation as currently conducted, or proposed to be conducted, the absence of which would be reasonably likely to have a Material Adverse Effect on the Corporation (the "Company Intellectual Property Rights"). The Company Disclosure Schedule lists (i) all patents and patent applications and all trademarks, registered copyrights, trade names and service marks, which the Company considers to be material to the business of the Corporation and included in the Company Intellectual Property Rights, including the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which the Company or any of the Company Subsidiaries is a party and pursuant to which any person is authorized to use any Company Intellectual Property Rights, and (iii) all material licenses, sublicenses and other agreements as to which the Company or any of the Company Subsidiaries is a party and pursuant to which the Company or any of the Company Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software ("Company Third Party Intellectual Property Rights") which are incorporated in or form a part of any Corporation product that is material to its business.

               (b) Neither the Company nor any of the Company Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Company Intellectual Property Rights or Company Third Party Intellectual Property Rights, the breach of which could have a Material Adverse Effect on the Corporation.

               (c) To the Company's knowledge, all patents, registered trademarks, service marks and copyrights held by the Company or any of the Company Subsidiaries are valid and subsisting. Neither the Company nor any of the Company Subsidiaries (i) has been sued (or threatened with suit) in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has any knowledge that the manufacturing, marketing, licensing or sale of its products or services infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which such infringement could have a Material Adverse Effect on the Corporation.

         2.9.  Environmental Laws and Regulations. (i) The Company and each of
               ----------------------------------
the Company Subsidiaries is in material compliance with all applicable Environmental Laws, except for non-compliance that individually or in the aggregate would not have a Material Adverse Effect on the Corporation, which compliance includes, but is not limited to the possession by the Company and the Company Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of the Company Subsidiaries has received written notice of, or is the subject of, any Environmental Claim that individually or in the aggregate would have a Material Adverse Effect on the Corporation; and (iii) there are no circumstances that are reasonably likely to prevent or interfere with such compliance in the future or give rise to an Environmental Claim in the future.

         2.10.  Compliance. (i) The Company and each of the Company Subsidiaries
                ----------
hold all licenses, permits, variances, exemptions, orders, approvals and other authorizations of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders, approvals and other authorizations which would not, individually or in the aggregate, have a Material Adverse Effect on the Corporation; (ii) the Company and the Company Subsidiaries are in compliance with the terms of each of the Company Permits, except where the failure so to comply would not have a Material Adverse Effect on the Corporation, (iii) the businesses of the Company and the Company Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations or possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on the Corporation, and (iv) no investigation or review by any Governmental Entity with respect to the Company or any of the Company Subsidiaries is pending or, to the best knowledge of the Company, threatened, nor, to the best knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which the Company reasonably believes will not have a Material Adverse Effect on the Corporation.

         2.11.  Labor Matters.  Neither the Company nor any of the Company
                -------------
Subsidiaries is a party to any collective bargaining agreement relating to its employees. No labor dispute, strike, work stoppage, employee action or labor relations problem of any kind which has affected or may affect the Company, any of the Company Subsidiaries or any of their respective businesses or operations has occurred during the past five years or currently is pending or, to the knowledge of the Company, threatened.

         2.12.  Information for Proxy Statement. None of the information
                -------------------------------
supplied or to be supplied by the Company in writing for inclusion in (i) the S-4; (ii) the Joint Proxy Statement, (iii) reports filed under the Exchange Act with the Commission by the Purchaser or the Company in connection with the Merger, or filed by the Company or Steck-Vaughn with the Commission between the date of this Agreement and the Effective Time as otherwise required under the Exchange Act and the rules and regulations promulgated thereunder; or (iv) the Company Disclosure Schedule will, at the respective times that (A) the S-4 is filed with the SEC (B) the S-4 is declared effective by the SEC, (C) the Joint Proxy Statement is mailed to the stockholders of the Company and the Purchaser, and (D) any meeting of stockholders (including adjournments) is held to consider the Merger, contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.13.  No Conflict With Other Documents. Neither the execution,
                --------------------------------
delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or By-Laws (or similar governing documents) of the Company or of any of the Company Subsidiaries; (ii) trigger the rights of the Company or any of the Company Subsidiaries or any holder of the Corporation's Securities under any shareholder rights plan or similar arrangement; (iii) restrict any business combination between the Purchaser or any of its subsidiaries and the Company or any of its subsidiaries; (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the material modification of, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound; or (v) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets, except in the case of (iv) or (v) for violations, breaches or defaults which could not, individually or in the aggregate, have a Material Adverse Effect on the Corporation.

           2.14.  Authority; Consents.
                  -------------------

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company or any of the Company Subsidiaries are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Company Common Stock). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  (b) Upon Company Stockholder Approval (as defined below), the satisfaction of all other conditions contained herein and the filing of the Articles of Merger with the SDAT and the Certificate of Merger with the Secretary of State of the State of Delaware, this Agreement will result in the valid, legally binding and enforceable statutory merger of Newco with and into the Purchaser.

                  (c) Under the Company's Charter, By-Laws, the regulations of the New York Stock Exchange, Inc. and other laws and regulations applicable to the Company and the Company Subsidiaries (i) only the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock voting together as a single class ("Company Stockholder Approval") is required and sufficient for the approval by the Company's stockholders of the transactions contemplated by this Agreement; and (ii) statutory appraisal rights will not be available to the holders of any of the Corporation's Securities in connection with the Merger.

                  (d) No consent, approval, order or authorization of, or registration, declaration or filing with (i) any Governmental Entity or (ii) any individual, corporation or other entity (including any holder of the Corporation's Securities) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (A) the Company Stockholder Approval, (B) the declaration of effectiveness of the Form S-4 by the Commission in accordance with the Securities Act, (C) the filing of the Articles of Merger with the SDAT and the Certificate of

Merger with the Delaware Secretary of State, (D) the filing of the Joint Proxy Statement with the Commission in accordance with the Exchange Act, (E) satisfaction of all information and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any regulations promulgated thereunder, (F) such consents, approvals, orders, authorizations, registrations declarations and filings as may be required under applicable state "blue sky" or securities laws and the securities laws of any foreign country, (G) those set forth in the Company Disclosure Schedule ,and such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Material Adverse Effect on the Corporation.

           2.15.  Contracts.
                  ---------

                  (a) Neither the Company nor any of the Company Subsidiaries is a party to or subject to: (i) any employment contract with any officer, consultant, director or employee; (ii) any plan or contract or arrangement providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing, or the like; (iii) any contract or agreement with any labor union; (iv) any contract, agreement, instrument or other document that would be required to be filed as an exhibit to a Registration Statement on Form S-1 were the Company or any of the Company Subsidiaries to file such a Registration Statement on the date of this Agreement, (v) any contract, agreement, instrument or other document not entered into by the Company or any of the Company Subsidiaries in the ordinary course of business, under which the Company or any of the Company Subsidiaries is required to make annual payments to any third party in excess of $500,000 or (vi) any agreement, voting trust, understanding or arrangement, written or oral, concerning the election of directors. Neither the Company nor any of the Company Subsidiaries has breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment referred to in the prior sentence ("Company Material Contracts") in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from the Company or any of the Company Subsidiaries under any Company Material Contract. Each Company Material Contract that has not expired or been terminated is in full force and effect and is not subject to any material default thereunder of which the Company is aware by any party obligated to the Company or any of the Company Subsidiaries pursuant to the Company Material Contract.

                  (b) The consummation of the Merger and the transactions contemplated by this Agreement will not cause a default under, or provide any right of termination or modification with respect to, any Company Material Contract which default, termination or modification would have a Material Adverse Effect on the Corporation.

           2.16.  Customers and Suppliers.  Neither the Company nor any of the
                  -----------------------
Company Subsidiaries has received notice that, nor do any of them have knowledge or any reason to believe that, any customer that represented 5% or more of Company's consolidated revenues in any of the past three years will not continue to do business with the Company or the Company Subsidiaries at volumes consistent with past practices subsequent to the Merger. Neither the

Company nor any of the Company Subsidiaries has any outstanding purchase contracts or commitments or unaccepted purchase orders which are in excess of the normal, ordinary and usual requirements of its business. No entity which is now supplying, or during 1996 supplied, to the Company or the Company Subsidiaries products and services has reduced or otherwise discontinued, or threatened to reduced or discontinue, supplying such items to the Company or the Company Subsidiaries on reasonable terms, except for such reductions or discontinuations which would not have a Material Adverse Effect on the Corporation.

           2.17.  Tax Matters.
                  -----------

                  (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all material federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person or entity with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) The Company and the Company Subsidiaries have accurately prepared and timely filed all material Returns relating to any and all Taxes concerning or attributable to the Company, any of the Company Subsidiaries or any of their operations or assets, and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law; and copies of all Returns of the Company and the Company Subsidiaries for the past three years have been or will be provided by Newco to the Purchaser.

                  (c) The Company and each of the Company Subsidiaries as of the Effective Time: (i) will have paid all Taxes any of them is required to pay prior to the Effective Time, (ii) will have withheld with respect to their employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, and (iii) will have collected all sales and use taxes on account of sales by the Company or any Company Subsidiary or use of any of their products, except in each instance where any failure to make such payment or withholding would not be reasonably likely to have a Material Adverse Effect on the Corporation.

                  (d) There is no Tax deficiency outstanding, proposed or assessed against the Company or any of the Company Subsidiaries that is not reflected as a liability on the Company Financial Statements nor has the Company or any of the Company Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

           2.18.  Title to Properties; Absence of Liens and Encumbrances, Etc.
                  ------------------------------------------------------------
The Company Disclosure Schedule sets forth a true and complete list of all real property owned by the Company or the Company Subsidiaries and real property leased by the Company or the

Company Subsidiaries pursuant to Material Leases and the name of the lessor, the date of the Material Lease and each amendment to the Material Lease and the aggregate annual rental or other fee payable under any such Material Lease. The Company and the Company Subsidiaries have good and marketable title to all their owned properties and assets, real and personal, in each case free and clear of all liens, encumbrances, and imperfections of title, except those liens, encumbrances or imperfections of title which individually or in the aggregate would not have a Material Adverse Effect on the Corporation. Neither the Company nor any of the Company Subsidiaries has received any notice of violation of any applicable zoning laws, orders, regulations, or requirements relating to its operations or properties it owns or leases which has not been complied with, nor any proposed changes in any such laws, orders or regulations which might have a Material Adverse Effect on the Corporation. The Company has no knowledge of any threatened or impending condemnation by any Government Entity of any properties owned or leased by the Company or the Company Subsidiaries. All Material Leases are in good standing, valid and effective in accordance with their respective terms, and neither the Company nor any Company Subsidiary is in default under any of such leases, except where the lack of such good standing, validity and effectiveness or the existence of such default would not have a Material Adverse Effect on the Corporation.

           2.19.  Pension and Employee Benefit Plans.
                  ----------------------------------

                  (a) The Company has set forth on the Company Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or any of the Company Subsidiaries or any ERISA Affiliate (together, the "Company Employee Plans").

                  (b) With respect to each Company Employee Plan, the Company has made or will make available to Sylvan, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Company Employee Plan and (iv) the most recent actuarial report or valuation relating to a Company Employee Plan subject to Title IV of ERISA.

                  (c) With respect to the Company Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of the Company there exists no condition or set of circumstances, in connection with which the Company could be subject to any liability under ERISA, the Code or any other applicable law that is reasonably likely to have a Material Adverse Effect on the Corporation.

                  (d) With respect to the Company Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the Company Financial Statements, which obligations are reasonably expected to have a Material Adverse Effect on the Corporation.

                  (e) Except as provided for in this Agreement, neither the Company nor any of the Company Subsidiaries is a party to any oral or written
(i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of the Company or any of the Company Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (iii) agreement with any officer providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof, providing for the payment of compensation in excess of $100,000 per annum or providing for severance benefits or other benefits upon or following termination of employment, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (f) Each of the Company Employee Plans which is intended to qualify under Section 401 of the Code is designated on the Company Disclosure Schedule as being a qualified plan (the Plans so designated being hereinafter referred to as the "Company Qualified Plans"). Each Company Qualified Plan is qualified under Section 401(a) of the Code and is the subject of a currently effective determination letter from the Internal Revenue Service confirming such qualification. True and correct copies of all determination letters from the Internal Revenue Service with respect to the Company Qualified Plans which were issued after the effective date of ERISA have been or will be delivered to the Purchaser. With respect to each Company Qualified Plan, the Company has not obtained a waiver of any minimum funding requirements imposed by ERISA or the Code in respect of such Company Qualified Plan, and has not incurred any liability to the Pension Benefit Guaranty Corporation in connection with any such Company Qualified Plan. As of the date hereof, the value of the assets in each of the Company Qualified Plans which is a defined benefit plan exceeds the present value of accrued benefits of all participants in such Plan when such benefits are valued on a termination basis using Pension Benefit Guaranty Corporation interest and other assumptions. No "reportable event," as such term is defined in ERISA and in regulations issued thereunder, has occurred with respect to any of the Company Qualified Plans since the effective date of ERISA.

                  (g) The Company has identified to the Purchaser which, if any, of the Company Employee Plans are multi-employer pension plans (as defined by ERISA) and the number of employees of the Corporation who participated in multi-employer plans during the year ended December 31, 1996. Since April 29, 1980, neither the Company nor any of the Company Subsidiaries has, with respect to any multi-employer plan, suffered or otherwise caused a "complete withdrawal" or "partial withdrawal" (as such terms are defined by ERISA).

           2.20.  Foreign Corrupt Practices Act.  Neither the Company nor any
                  -----------------------------
of the Company Subsidiaries, nor any director, officer, agent, employee, consultant, or any other person associated with or acting on behalf of any of them, has engaged or is engaged in any course of conduct, or is a party to any agreement or involved in any transaction, which has or would give rise to a violation of the Foreign Corrupt Practices Act of 1977 or any other United States statute or regulation governing the conduct of business abroad by United States corporations and their subsidiaries.

           2.21.  Insurance.  The Company Disclosure Schedule lists the
                  ---------
insurance currently carried by the Company and the Company Subsidiaries in respect of their respective properties and operations, including, without limitation, information as to limits of coverage, deductibles, annual premium requirements and expiration dates with respect to product liability, general liability, umbrella liability, contractual liability, employers' liability, automobile liability, workers' compensation, property and casualty, business interruption and other insurance carried by the Company and the Company Subsidiaries (collectively, the "Company Insurance"). All Company Insurance continues to be in full force and effect, and the Company and the Company Subsidiaries are in compliance with all requirements and provisions thereof. None of the Company Insurance is subject to any retroactive rate or audit adjustments or co-insurance arrangements. The Company has no reason to believe that any such Company Insurance will not be renewed upon the expiration thereof at premiums substantially equivalent to those currently being paid by the Company and the Company Subsidiaries. The Company Insurance heretofore and currently carried by the Company and the Company Subsidiaries were and are consistent with types and amounts of coverages customarily carried by similarly situated companies.

           2.22.  No Pending Transactions.  Except for the transactions
                  -----------------------
contemplated by this Agreement and the Company Acquisitions (as hereinafter defined in Section 3.1), neither the Company nor any of the Company Subsidiaries is a party to or bound by or the subject of any agreement, undertaking, commitment or discussion with another party with respect to an Acquisition Transaction (as hereinafter defined in Section 3.2).

           2.23.  Disclosure.  No representation or warranty made by the
                  ----------
Company in this Agreement and no statement contained in a certificate, schedule, list or other instrument or document specified in or delivered pursuant to this Agreement, whether heretofore furnished to the Purchaser or hereafter required to be furnished to the Purchaser, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

           2.24.  Transactions with Affiliates.  Neither the Company nor any
                  ----------------------------
of the Company Subsidiaries is a party to any transaction with any (i) current or former officer or director of the Company or any of the Company Subsidiaries, or (ii) any parent, spouse, child, brother, sister or other family relation of any such officer or director or (iii) any corporation, partnership or other entity of which any such officer or director or any such family relation is an officer, director, partner or greater than 10% stockholder (based on percentage ownership of voting stock) or (iv) any "affiliate" or "associate" of any such persons or entities (as such terms are defined in the rules and regulations promulgated under the Securities Act), including, without limitation, any transaction involving a contract, agreement or other arrangement providing for the employment of, furnishing of materials, products or services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity.

           2.25.  Pooling of Interests.  To the best of its knowledge, neither
                  --------------------
the Company, any of the Company Subsidiaries nor any affiliate of the Corporation has, through the date of this Agreement, taken or agreed to take any action which would prevent the Purchaser from accounting for the business combination to be effected by the Merger as a pooling of interests.

           2.26.  Opinion of Financial Advisor.  The financial advisor to the
                  ----------------------------
Company, BZW, the investment banking division of Barclays Bank PLC ("BZW"), has delivered to the Company an opinion dated the date of this Agreement to the effect that the aggregate Merger consideration to be received by the holders of the issued and outstanding shares of Company Common Stock is fair in the aggregate from a financial point of view to the holders of the Company Common Stock as a group.

           2.27.  Section 203 of the DGCL Not Applicable.  The Boards of
                  --------------------------------------
Directors of the Company and the Company Subsidiaries have taken all action so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger, the other transactions contemplated by this Agreement or any other transaction between the Purchaser or any of its subsidiaries and the Company or any of its subsidiaries.

     SECTION 3.   COVENANTS.

           3.1    Conduct of Business of the Company.  Except as contemplated
                  ----------------------------------
by this Agreement or as contemplated by any acquisition agreements or negotiations described on the Company Disclosure Statement or in the Company's SEC Reports ("Company Acquisitions"), during the period from the date hereof to the earlier of termination of this Agreement or the Effective Time, the Company agrees to conduct its business and that of the Company Subsidiaries only in the ordinary course of business consistent with past practice and to use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization (including the services of its existing employees) and preserve its relationships with customers, suppliers and others having business dealings with it, to the end that its goodwill and ongoing business shall be unimpaired at the Effective Date. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, neither the Company nor any of the Company Subsidiaries will, without the prior written consent of the Purchaser:

                  (a) amend or propose to amend its Certificate or Articles of Incorporation or By-Laws;

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except
(i) shares of Company Common Stock issuable upon conversion of the Outstanding Debentures (at a conversion rate of one share of Company Common Stock for every $25.00 of Outstanding Debentures), (ii) shares of Company Common Stock issuable upon exercise of the Company Outstanding Options, or amend any of the terms of any such securities or agreements outstanding as of the date hereof, except as specifically contemplated by this Agreement, and (iii) for amendments to the NETG Stock Option Plan in order to provide that such Plan and the options granted thereunder survive the Merger;

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of the Company Subsidiaries, except that the Company may repurchase Outstanding Debentures to the extent necessary to satisfy its 1997 sinking fund obligation under the Indenture by which the Debentures were issued;

                  (d) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity except in the ordinary course of business consistent with past practice, and except for obligations of wholly-owned subsidiaries of it; (iii) make any loans, advances or capital contributions to, or investments in, any other person or entity (other than to subsidiaries of it or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of its capital stock or any of the Company Subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

                  (e) except as may be required by law or as contemplated by this Agreement or the Company Acquisitions, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to it, and as required under existing agreements or in the ordinary course of business generally consistent with past practice) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

                  (f) acquire, sell, lease, license to others or dispose of any assets outside the ordinary course of business which individually or in the aggregate are material to the Corporation, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice which would be material to the Corporation;

                  (g) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

                  (h) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

                  (i) (i) acquire or agree to acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein, other than the Company Acquisitions; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to it; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $250,000 or, in the aggregate, are in excess of $2,500,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

                  (j) make any tax election or settle or compromise any income tax liability material to the Company;

                  (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and the Company Subsidiaries or incurred in the ordinary course of business consistent with past practice;

                  (l) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby; or

                  (m) take, or agree in writing or otherwise to take, any of the actions described in this Section 4.1(a) through 4.1(l) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect as of the date when made.

           3.2.   No Solicitation.  The Company, its affiliates and their
                  ---------------
respective officers, directors, employees, representatives and agents (i) shall immediately cease any existing discussions or negotiations, if any, with any parties with respect to any acquisition (other than the transactions contemplated by this Agreement or the Company Acquisitions) of all or any material portion of the assets of, or any equity interest in, the Company or any of the Company Subsidiaries or any business combination with the Company or any of the Company Subsidiaries, (ii) shall not solicit, initiate, encourage, or furnish information in response to any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer or similar transactions involving the Company, other than the transactions contemplated by this Agreement) (any of the foregoing transactions being referred to in this Agreement as an "Acquisition Transaction") (iii) shall not engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Transaction, or
(iv) shall not agree to, approve or recommend any Acquisition Transaction; except, with respect to clauses (ii) (as to the furnishing of information only)
(iii) and (iv), where the Board of Directors of the Company has received the written opinion of Irell & Manella LLP to the effect that the failure of the Board of Directors to so act would constitute a violation of the Board of Directors' fiduciary responsibilities to the holders of the Company Common Stock under the DGCL (it being understood that for this purpose, the failure to respond to an Acquisition Proposal which in the judgment of the Company's Board of Directors and BZW is superior, from a financial point of view, to the Company's stockholders may be deemed to be a breach of such fiduciary duty). If the Company shall nevertheless receive any indications of interests or proposals with respect to any Acquisition Transactions, it shall provide a copy of any such written proposal to the Purchaser immediately after receipt thereof by the Company or any of its representatives or agents.

           3.3.   Conduct of Business of the Purchaser.  Except as contemplated
                  ------------------------------------
by this Agreement or as contemplated by any acquisition agreements or negotiations described on the Purchaser Disclosure Statement or in the Purchaser SEC Reports ("Other Acquisitions"), during the period from the date hereof to the earlier of termination of this Agreement or the Effective Time, the Purchaser agrees to conduct its business and that of the Purchaser Subsidiaries only in the ordinary course of business consistent with past practice and to use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization (including the services of its existing employees) and preserve its relationships with customers, suppliers and others having business dealings with it, to the end that its goodwill and ongoing business shall be unimpaired at the Effective Date. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, neither the Purchaser nor any of the Purchaser Subsidiaries will, without the prior written consent of the Company:

                  (a)   amend or propose to amend its Charter or By-Laws;

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except
(i) shares of the Purchaser Common Stock issuable upon exercise of

Purchaser Outstanding Options and Purchaser Outstanding Warrants, (ii) shares of Common Stock issuable in connection with the Other Acquisitions, or (iii) shares of Common Stock pursuant to the Purchaser's Employee Stock Purchase Plan.

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of the Purchaser Subsidiaries;

                  (d) (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary course of business or pursuant to the Other Acquisitions; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity except in the ordinary course of business consistent with past practice, and except for obligations of wholly-owned subsidiaries of the Purchaser; (iii) make any loans, advances or capital contributions to, or investments in, any other person or entity (other than to subsidiaries of the Purchaser or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of the Purchaser or any of the Purchaser Subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

                  (e) except as may be required by law or as contemplated by this Agreement or the Other Acquisitions, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Purchaser, and as required under existing agreements or in the ordinary course of business generally consistent with past practice) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

                  (f) acquire, sell, lease, license to others or dispose of any assets outside the ordinary course of business which individually or in the aggregate are material to Sylvan, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice which would be material to Sylvan;

                  (g) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

                  (h) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

                  (i) (i) acquire or agree to acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein, other than the Other Acquisitions; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Purchaser or (iii) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

                  (j) make any tax election or settle or compromise any income tax liability material to the Purchaser;

                  (k) pay, discharge or satisfy any claim, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Purchaser and the Purchaser Subsidiaries or incurred in the ordinary course of business consistent with past practice;

                  (l) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby; and

                  (m) take, or agree in writing or otherwise to take, any of the actions described in this Section 4.2(a) through 4.2(j) or any action which would make any of the representations or warranties of the Purchaser and Acquisition contained in this Agreement untrue or incorrect as of the date when made.

           3.4.   Access to Information.
                  ---------------------

                  (a) Between the date hereof and the Effective Time, the Company and the Purchaser will give each other and their respective authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to the other's books and records and those of the other's subsidiaries, will permit each other to make such inspections as the requesting party may reasonably request and will cause each other's officers and those of the other's subsidiaries to furnish the requesting party with such financial and operating data and other information with respect to the other's business and properties and any of the other's subsidiaries as the requesting party may from time to time reasonably request.

                  (b) Each of the Company and the Purchaser will hold and will cause its employees, agents and representatives to hold in confidence, unless compelled to disclose by judicial or administrative process or, in the written opinion of its legal counsel, by other requirements of law, all documents and information concerning the other party and its subsidiaries furnished to it in connection with the transactions contemplated by this Agreement, and will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors and other consultants and advisors in connection with this Agreement who need to know such information. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained and, if requested by or on behalf of the furnishing party, the other party will, and will use all reasonable efforts to cause its auditors, attorneys, financial advisors and other consultants, agents and representatives to, return to the furnishing party or destroy all copies of written information so furnished to it or its agents and representatives.

                  (c) No information or knowledge obtained in any investigation pursuant to this Section 3.4 shall affect or be deemed to modify any representation or warranty contained in this Agreement or any disclosure schedule or the conditions to the obligations of the parties to consummate the Merger.

           3.5    Filings with the Governmental Entities.
                  --------------------------------------

                  (a) As promptly as practical after the execution of this Agreement, the Purchaser and the Company shall prepare and shall cooperate with the other in preparing and shall file with the Commission the Joint Proxy Statement, and the Purchaser shall prepare and file with the Commission the S-4, in which the Joint Proxy Statement will be included. The Purchaser and the Company shall use all reasonable efforts and shall cooperate with each other in causing the S-4 to become effective as soon after such filing as practical; provided that the Purchaser shall not be obligated to agree to account for the Merger as a "purchase" in order to have the S-4 declared effective by the Commission. The Joint Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of this Agreement and the Merger and the recommendation of the Board of Directors of the Purchaser in favor of the issuance of shares of the Purchaser Common Stock pursuant to the Merger.

                  (c) The Purchaser and the Company shall, and the Company shall cause Steck-Vaughn to, file in a timely manner all periodic reports or other documents required under the Exchange Act and the Rules and Regulations promulgated thereunder to be filed by the Purchaser, the Company or Steck-Vaughn, as applicable, between the date of this Agreement and the Effective Time; and the form and content of all such filings shall be in material compliance with the requirements of the Exchange Act and the Rules and Regulations promulgated thereunder.

                  (b) The Purchaser and the Company shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and applicable state blue sky laws and the rules and regulations thereunder and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

           3.6.   Additional Agreement; Reasonable Efforts.  Subject to the
                  ----------------------------------------
terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) the taking of all action reasonably necessary, proper or advisable to secure any necessary approvals of any Governmental Entity and will cooperate and furnish information to the other in connection with obtaining any such approvals; (ii) using all reasonable efforts to obtain consents of all third parties necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contesting any legal proceeding relating to the Merger; and (iv) the execution of any additional instruments necessary to consummate the transactions contemplated hereby.

           3.7.   Public Announcements.  The Purchaser and the Company will
                  --------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or pursuant to the rules of the Commission or the Purchaser's listing agreement with the Nasdaq Stock Market and the Company's listing agreement with the New York Stock Exchange, Inc.

           3.8.   Stockholders Meetings.
                  ---------------------

                  (a) The Company and the Purchaser each shall call a meeting of its respective stockholders to be held as promptly as practicable for the purpose of voting, in the case of the Company, upon this Agreement and the Merger and, in the case of the Purchaser, upon (i) the issuance of shares of Purchaser Common Stock pursuant to the Merger, (ii) amendment of the Purchaser's Charter for the purpose of increasing the number of authorized shares of Purchaser Common Stock to 90,000,000 and (iii) election of the four nominees submitted by the Company to the Purchaser prior to the execution of this Agreement to the Purchaser Board of Directors (collectively, the "Purchaser Voting Proposal"). The Company and the Purchaser will, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters and will coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof. Each party shall use all reasonable efforts to solicit from its stockholders proxies in favor of such matters.

                  (b) The Purchaser shall also propose to its stockholders at the Purchaser Stockholders' Meeting, as a proposal separate from the Purchaser Voting Proposal, an increase in the number of shares of the Purchaser Common Stock reserved for issuance under one or more of the Purchaser's employee stock option plans by an aggregate of 4,000,000 shares. The approval by the Purchaser's stockholders of such additional proposal, however, shall not be a condition to the closing of the Merger under this Agreement.

           3.9.   Tax-Free Reorganization.  The Purchaser and the Company shall
                  -----------------------
each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

           3.10   Pooling Accounting.  The Purchaser and the Company shall each
                  ------------------
use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of the Purchaser and the Company shall use its best efforts (i) to cause its respective Affiliates (as defined in Section 3.11 below) not to take any action that would adversely affect the ability of the Purchaser to account for the business combination to be effected by the Merger as a pooling of interests and (ii) to cause its respective Affiliates to sign and deliver to the Purchaser a customary "pooling letter" in form and substance agreed upon by the Company and the Purchaser.

           3.11.  Affiliate Agreements.  Upon the execution of this Agreement,
                  --------------------
the Purchaser and the Company will provide each other with a list of those persons who are, in their respective reasonable judgment, "affiliates" of the Purchaser or the Company, respectively, within the meaning of Commission Rule 145 (each such person who is such an "affiliate" is referred to as an "Affiliate"). The Purchaser and the Company shall provide each other such information and documents as the other shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Effective Time. The Company shall use its best efforts to deliver or cause to be delivered to the Purchaser by April 15, 1997 (and in any case shall deliver to the Purchaser prior to the Effective Time) from each of the Affiliates of the Company, an executed Affiliate Agreement, in form and substance satisfactory to the Purchaser and the Company, by which such Affiliate of the Company agrees to comply with the applicable requirements of Rule 145 ("Affiliates Agreement"). The Purchaser shall be entitled to place appropriate legends on the certificates evidencing any of the Purchaser Common Stock to be received by such Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Purchaser Common Stock, consistent with the terms of the Affiliates Agreements.

           3.12.  NASDAQ Quotation.  The Purchaser shall file an Application for
                  ----------------
Listing of Additional Shares with the Nasdaq Stock Market (National Market) prior to the Effective Time and will otherwise use its best efforts to cause the shares of the Purchaser Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq Stock Market (National Market), subject to official notice of issuance.

           3.13   Brokers or Finders.  Each of the Purchaser and the Company
                  ------------------
represents, as to itself, and the Purchaser Subsidiaries and Affiliates of the Purchaser, in the case of the Purchaser, and the Company Subsidiaries and Affiliates of the Company, in the case of the Company, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except BZW, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm (copies of which have been delivered by the Company to the Purchaser prior to the date of this Agreement), and Alex. Brown & Sons Incorporated, whose fees and expenses will be paid by the Purchaser in accordance with the Purchaser's agreement with such firm (copies of which have been delivered by the Purchaser to the Company prior to the date of this Agreement), and each of the Purchaser and the Company agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any agreement, act or statement alleged to have been made by such party, its Affiliates and, in the case of the Purchaser, the Purchaser Subsidiaries, and the Company Subsidiaries, in the case of the Company.

     3.14  Indemnification.
           ---------------

           (a) The Company shall and, the Purchaser shall, from and after the Effective Time, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of the Company or any of the Company Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer, of the Company or any of the Company Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") including, without limitation, all losses, claims, damages, costs, expenses, liabilities or judgments based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the DGCL or the Maryland General Corporation Law, as the case may be, to indemnify its own directors and officers. The Company or the Purchaser, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 145(e) of the DGCL. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and the Company (or them and the Purchaser after the Effective Time), (ii) the Company (or, after the Effective Time, the Purchaser) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) the Company (or, after the Effective Time, the Purchaser) will use all reasonable efforts to assist in the defense of any such matter, provided that neither the Company nor the Purchaser shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 3.14, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Company or the Purchaser (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 3.14 except to the extent such failure prejudices such party), and shall deliver to the Company (or, after the Effective Time, the Purchaser) the undertaking contemplated by the DGCL or the Maryland General Corporation Law, as the case may be. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          (b) For a period of five years after the Effective Time, the Purchaser shall use reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has heretofore been delivered to the Purchaser) on terms and in an amount comparable to those now applicable to directors and officers of the Company; provided, however, that in no event shall the Purchaser be required to expend in any year in excess of 125% of the current premium being paid by the Company for such coverage.

          (c) In the event that the Purchaser or any of its respective successors and assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers and conveys all or substantially all of its property and assets to any person, then, and in each case, proper provisions shall be made so that the successors and assigns of the Purchaser assume the obligations set forth in this Section 3.14.

          (d) The provisions of this Section 3.14 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives, and may not be amended, altered or repealed without the written consent of any affected Indemnified Party.

     3.15.  Voting Agreements.  The Company shall use its best efforts to cause
            -----------------
each person who is identified as an Affiliate of the Company to execute and deliver to the Purchaser a Voting Agreement substantially in the form attached
hereto as Exhibit   within ten (10) days from the date that the Joint Proxy
Statement is mailed to the Company's and the Purchaser's stockholders. The Purchaser shall use its best efforts to cause each person who is identified as an Affiliate of the Purchaser to execute and deliver to the Company a Voting
Agreement substantially in the form attached hereto as Exhibit     within ten
(10) days from the date that the Joint Proxy Statement is mailed to the Company's and the Purchaser's stockholders.

     3.16.  Notification of Certain Matters.  The Company shall give prompt
            -------------------------------
notice to the Purchaser, and the Purchaser shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time (as defined below), and (ii) any material failure of the Company or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 3.16 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     3.17  Election to the Purchaser Board of Directors.  The Purchaser shall
           --------------------------------------------
take such action as is necessary to cause the size of its Board of Directors to increase to ten (10) persons, six (6) of which shall be: Douglas L. Becker, R. Christopher Hoehn-Saric, William Pollock (or his designee), Nasser Kazeminy (or his designee), Sam Yau and the designee of Educational Testing Services. Of the remaining four (4) persons, three (3) will be selected by the Company from the Company's existing Board of Directors and the final person will be selected by the Purchaser from the Purchaser's existing Board of Directors. It is understood that the Purchaser may decide to eliminate its classified Board of Directors in connection with the Merger, in which event each director would serve a one year term. However, if the Purchaser decides to maintain its classified Board of Directors, the Company's nominees and Sam Yau shall be elected to serve for varying terms corresponding to each of the three classes of directors such that not more than two Company nominees are included in any one class.

     3.18  Registration Statement on Form S-3.  As soon as practicable after the
           ----------------------------------
end of the thirtieth day following the Effective Date, but in no event later than 90 days following the Effective Date, the Purchaser shall file with the Commission a Registration Statement on Form S-3 (the "Form S-3") relating to the shares of the Purchaser Common Stock issued in respect of those shares of Company Common Stock issued upon conversion of the Debentures in the fall of 1995 which remain subject to an effective registration statement on Form S-3 filed with the SEC by the Company (the "Debenture Shares"). Further, the Purchaser shall take all steps reasonably necessary to maintain the effectiveness of the Form S-3 until such time as the holders of such Debenture Shares are permitted to sell such Debenture Shares without regard to the volume restrictions under Rule 144 or Rule 145 under the Securities Act.

     3.19  Amendment to Indenture.  Each of the Purchaser and the Company will
           ----------------------
use its best efforts to cause the Trustee under the Indenture relating to the Debentures to amend the Indenture, effective at the Effective Time, such that the Purchaser assumes the rights and obligations of the Company thereunder.

     3.20  Employment, Non-Compete and Continuity Agreements.  The Company will
           -------------------------------------------------
use its best efforts to cause each of Jerry Nine, Roy Sunley and James L'Allier to have entered into employment agreements in form and substance satisfactory to the Purchaser, which employment agreements shall include non-competition agreements during and following termination or expiration of such employment agreements and which shall be replacement agreements to the employment agreements between said individuals and the Company or a Company Subsidiary.

     3.21.  Cause Conditions to be Satisfied.  Each of the Purchaser and the
            --------------------------------
Company will use its best efforts to cause all of the conditions described in
Section 5 of this Agreement to be satisfied (to the extent such matters reasonably are within its control).

     3.22.  Publication of Combined Results of Operations.  As soon as
            ---------------------------------------------
practicable after the end of the thirtieth day following the Effective Date, the Purchaser shall publish results of operations of the Purchaser, including those of the Company, for such 30 day period sufficient to permit Affiliates to make sales of the Purchaser's Common Stock received in the Merger without adversely affecting the pooling of interests accounting treatment for the Merger.

  4. MERGER OF THE PURCHASER AND NEWCO. Subject to the terms and conditions of this Agreement, the Purchaser and the Company agree to effect the following transactions at the closing:

     4.1.  Conditions.  The Purchaser and the Company will deliver to the other
           ----------
appropriate evidence of the satisfaction of the conditions to their respective obligations hereunder.

     4.2.  Merger.  The Merger shall have the effects set forth under the
           ------
General Corporation Law of Maryland and the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time (the time immediately after which the Articles of Merger have been accepted for record by the SDAT and the Certificate of Merger has been accepted for record by the Delaware Secretary of State), Newco will be merged with and into the Company, which shall survive the Merger; and all the properties, rights, privileges, powers and franchises of the Company and Newco shall vest in the Company, as the surviving corporation in the Merger, and all debts, liabilities and duties of the Company and Newco shall become the debts, liabilities and duties of the Company, as the surviving corporation in the Merger.

     4.3.  Conversion of the Shares of Company and Newco Common Stock.  (a)  As
           ----------------------------------------------------------
a result of the Merger and without any action by the holders thereof, each share of Company Common Stock issued and outstanding immediately prior to the Merger (excluding shares held by the Company as treasury stock, if any, which shares shall be canceled and extinguished), and all rights in respect thereof, shall be converted into 0.58 shares of Purchaser Common Stock (the "Exchange Ratio"). Each share of Purchaser Common Stock issued pursuant to the Merger shall be fully paid and non-assessable. From and after the Effective Time, each certificate which theretofore represented shares of Company Common Stock shall evidence ownership of shares of Purchaser Common Stock on the basis hereinabove set forth, and the conversion shall be complete and effective at the Effective Time without regard to the date or dates on which outstanding certificates representing converted shares of Company Common Stock may be surrendered for exchange for certificates representing shares of Purchaser Common Stock.

          (b) As a result of the Merger and without any action by the holders thereof, each share of Newco Common Stock issued and outstanding immediately prior to the

Merger, and all rights in respect thereof, shall be converted into one share of Common Stock of the Company, as the surviving corporation in the Merger.

     4.4.  Fractional Shares.  No fractional shares of Purchaser Common Stock
           -----------------
will be issued in connection with the Merger. As a mechanical device for rounding fractional interests to whole shares, in any case where the conversion ratio provided for in Section 6.4 indicates that any holder of Company Common Stock would otherwise be entitled to delivery of a fractional share of Purchaser Common Stock, such holder shall be entitled to receive a cash payment with respect to such fraction of a share to which such holder otherwise would be entitled. Such cash payment shall be equal to the product obtained by multiplying the fraction of a share to which the holder thereof otherwise would be entitled by the average closing price of the Purchaser Common Stock on the Nasdaq Stock Market (National Market) for the ten (10) trading days immediately preceding the Effective Time.

     4.5   Exchange of Shares of Company Common Stock.
           ------------------------------------------

           (a) Prior to the Effective Time, the Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as Exchange Agent in connection with the Merger (the "Exchange Agent") pursuant to an exchange agency agreement providing for the matters set forth in this Section 4.5, and otherwise reasonably satisfactory to the Company. At or prior to the Effective Time, the Purchaser shall deposit with the Exchange Agent certificates representing the shares of the Purchaser Common Stock issuable pursuant to
Section 4.3 in exchange for the shares of Company Common Stock (the "Exchange Fund").

           (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of the Company Common Stock (the "Certificates"), a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of the Purchaser Common Stock. Upon surrender to the Exchange Agent of a Certificate, together with a duly executed letter of transmittal and any other required documents, the holder of such Certificate shall receive in exchange therefor (as promptly as practicable) a certificate representing that number of whole shares of Purchaser Common Stock which such holder has the right to receive pursuant to this Section 4, and the Certificate so surrendered shall forthwith be canceled. If a transfer of ownership of shares of Company Common Stock which was not previously registered on the Company's transfer records occurs or is requested, a certificate representing the appropriate number of shares of Purchaser Common Stock may be issued to the transferee if the Certificate so surrendered is properly endorsed or otherwise in proper form for transfer, provided that the signatures on the Certificate or any related stock power shall be properly guaranteed and the person requesting such transfer shall pay any transfer or other taxes required by reason of such transfer. Until surrendered in accordance with the provisions of this Section 4.5(b), each Certificate (other than Certificates representing shares of Company Common Stock held in the

Company's treasury or by the Purchaser or any subsidiary of the Company or the Purchaser, shall represent for all purposes only the right to receive for each share of Company Common Stock represented thereby shares of Purchaser Common Stock and cash in lieu of fractional shares, all as provided for under this Agreement.

          (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Purchaser of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Purchaser, they shall be canceled and exchanged as provided for, and in accordance with the procedures set forth, in this Section 4.

          (d) From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by applicable law. Such holders shall have no rights, after the Effective Time, with respect to such shares of Company Common Stock except to surrender such Certificates in exchange for shares of Purchaser Common Stock as provided for under this Agreement.

          (e) Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for one year after the Effective Time shall be delivered to the Purchaser, upon demand, and any stockholders of the Company who have not previously complied with this Section 4.5 shall thereafter look only to the Purchaser for delivery of shares of Purchaser Common Stock, any cash in lieu of fractional shares of Purchaser Common Stock and any dividends or distributions with respect to Purchaser Common Stock (without interest thereon).

          (f) Neither the Purchaser nor the Company shall be liable to any holder of shares of Company Common Stock or Purchaser Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     4.6. Issuance of Shares in Another Name. If any certificate for shares of
          ----------------------------------
Purchaser Common Stock is to be issued in a name other than the exact name in which the certificate surrendered is exchange therefore is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason thereof or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     4.7. The Company Transfer Books Closed and Stock Delisted. At the
          ----------------------------------------------------
Effective Time, the stock transfer books of the Company shall be deemed closed, and no transfer of shares of Company Common Stock shall be made thereafter. The Company shall notify the National Association of Securities Dealers, Inc. and the New York Stock Exchange, Inc., and each transfer agent and registrar for the shares of Company Common Stock, at least ten (10) days before the Effective Time that no transfer of shares will be made after that date. In anticipation of the Effective Time, the Company shall do all such things necessary to cause trading in its shares to be terminated simultaneously with the Effective Time.

     4.8.  Stock Options. From and after the Effective Time, the Company Options
           -------------
and the option plans related thereto shall be deemed to have been adopted by the Purchaser and shall continue thereafter as separate stock options and separate stock option plans of the Company, subject to amendment or termination as provided therein, and to the following: (i) the then outstanding options to purchase shares of Company Common Stock under such stock option plans shall relate, without change in their terms and conditions, to the number of shares of Purchaser Common Stock into which such Company shares would have been convertible if the Company Options had been exercised prior to the Effective Time, rounded to the nearest whole share, (ii) such stock options plans shall continue in effect only with respect to the Company Options then outstanding, and no further grants shall be made thereunder, and (iii) the exercise period of all Company Options that would otherwise terminate earlier shall be extended until the later of 90 days following satisfaction of the covenant specified in
Section 3.20 or 90 days following registration of Purchaser's Common Stock underlying the Company Options on the Commission's Form S-8. From and after the Effective Time, the then outstanding stock options and related stock option plans of NETG shall continue. Holders of such outstanding NETG options shall execute individual agreements confirming such continuation of such outstanding options and plans.

     4.9.  Adjustments. If after the date of this Agreement and prior to the
           -----------
Effective Time the Purchaser shall declare a stock dividend upon, or subdivide, split up, reclassify or combine the Purchaser Common Stock, and the record date for such action shall occur prior to the Effective Time, then upon the effectiveness of the Merger, the number of shares of Purchaser Common Stock to be delivered for each share of Company Common Stock shall be adjusted so that each holder of shares of Company Common Stock shall be entitled to receive such number of shares of Purchaser Common Stock that it would own, or be entitled to own, if the Effective Time had occurred immediately prior to the occurrence of the record date for such event.

     4.10. Charter and By-Laws. The Charter and By-Laws of Newco, both as in
           -------------------
effect at the Effective Time, shall be the Charter and By-Laws of the Company (as survivor of the Merger) after the Effective Time.

            4.11.  Executive Officers of Purchaser and Company. As of the
                   -------------------------------------------
Effective Time, the following persons shall constitute the officers of Purchaser and Company in the capacities set forth below:


   R. Christopher Hoehn-Saric               -- Chairman of the Board

   Douglas L. Becker                        -- President, Co-Chief Executive
                                                 Officer and Secretary

   Sam Yau                                  -- Co-Chief Executive Officer

   B. Lee McGee                             -- Executive Vice President and
                                                   Chief Financial Officer

     John K. Hoey                             -- Vice President, Human Resources

     O. Steven Jones                          -- Vice President and General
                                                   Counsel

            4.12.  Closing. The closing on the transactions contemplated by this
                   -------
Agreement shall take place at the offices of Piper & Marbury, Charles Center South, 36 South Charles Street, Baltimore, Maryland 21201 beginning at 10:00 a.m. on the 2nd business day after the later of the Company's or the Purchaser's stockholders meeting to act upon the Merger, or at such other time and place as may be agreed upon by the Purchaser and the Company; provided, that if all of the conditions specified in this Agreement have not been satisfied or waived as of such date, the closing shall be postponed until two (2) business days following the satisfaction or waiver of all of the conditions of this Agreement.

SECTION 5.  CONDITIONS TO CONSUMMATION OF THE MERGER.

            5.1    Conditions to Each Party's Obligations to Effect the Merger.
                   -----------------------------------------------------------
The respective obligations of each party hereto to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived in writing by both the Company and the
Purchaser:

                   (a) Stockholder Approval. This Agreement and the Merger shall
                       --------------------
have received Purchaser Stockholder Approval and Company Stockholder Approval;

                   (b) No Illegality or Injunctions. No statute, rule,
                       ----------------------------
regulation, executive order, decree, ruling, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restrains, enjoins or restricts the consummation of the Merger or materially limits the Purchaser's or the Company's conduct of its business nor shall any proceedings brought by any Governmental Entity seeking any of the foregoing be pending;

          (c) Approvals.  Other than the filings of the Articles of Merger and
              ---------
the Certificate of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity or any individual, corporation or other entity the failure of which to obtain would be reasonably likely to have a Material Adverse Effect on the Purchaser or the Company shall have been filed, occurred or been obtained.

          (d) Pooling Letters.  The Purchaser and the Company shall have
              ---------------
received letters from Ernst & Young LLP and Price Waterhouse, respectively, each dated the date of the Joint Proxy Statement and confirmed in writing at the Effective Time and addressed to the Purchaser and the Company, respectively, stating that the business combination to be effected by the Merger will qualify as a pooling of interests transaction under generally accepted accounting principles.

          (e) NASDAQ.  The Listing Application for the shares of Purchaser
              ------
Common Stock to be issued in the Merger shall have been filed with and accepted by the Nasdaq Stock Market (National Market).

          (f) Accountants' Letter.  The Purchaser shall have received a letter
              -------------------
from Price Waterhouse relating to the Company, and the Company shall have received a letter from Ernst & Young LLP relating to the Purchaser, each dated the day of the mailing of the Joint Proxy Statement and reconfirmed as of the date of the closing, with respect to their independence as accountants and the compliance as to form of the financial statements of the respective companies contained in the Joint Proxy Statement with generally accepted accounting principles and the accounting requirements of the Securities Act and the Exchange Act, and giving certain negative assurances based upon limited reviews but not audits with respect to the unaudited financial statements (including pro forma financial statements) included in or incorporated by reference into the Joint Proxy Statement, in a manner consistent with the provisions of the Association of Independent Certified Public Accountants' Statement on Auditing Standards No. 38.

          (g) Accuracy of Prospectus and Joint Proxy Statement . On and as of
              -------------------------------------------------
the dates of the respective meetings of the stockholders of the Purchaser and the Company at which action is to be taken on the transactions contemplated hereby, the Joint Proxy Statement and prospectus included in the S-4 shall contain no statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements made therein not misleading.

          (h) Effectiveness of S-4.  The S-4 shall have become effective, and no
              --------------------
stop order suspending its effectiveness shall have been issued and no proceedings for that purpose shall have been instituted, pending or threatened.

     5.2.  Additional Conditions to Obligations of the Purchaser.  The
           -----------------------------------------------------
obligations of the Purchaser to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by the Purchaser:

           (a) Representation and Warranties; Absence of Changes.  The
               -------------------------------------------------
representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of the Effective Time, except for (i) changes contemplated by this Agreement and (ii) where the failure to be so true and correct would not be reasonably likely to have a Material Adverse Effect on the Company or a material adverse effect upon the consummation of the transactions contemplated hereby. Since the date of this Agreement, there shall have been no change in the business, results of operations, financial condition or business prospects of the Company or the Company Subsidiaries that is having, has had or reasonably could be expected to have a Material Adverse Effect on the Corporation. The Purchaser shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect, it being understood that such certificates are being delivered by them in their capacities as officers of the Company and that such individuals assume no personal liability with respect thereto.

           (b) Performance of Obligations of the Company.  The Company shall
               -----------------------------------------
have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time; and the Purchaser shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect, it being understood that such certificates are being delivered by them in their capacities as officers of the Company and that such individuals assume no personal liability with respect thereto.

           (c) Blue Sky Laws.  The Purchaser shall have received all state
               -------------
securities or "blue sky" permits and other authorizations necessary to issue shares of the Purchaser Common Stock pursuant to the Merger.

           (d) Opinion of the Company's Counsel.  The Purchaser shall have
               --------------------------------
received the opinion of Irell & Manella LLP, counsel to the Company, in form and substance reasonably satisfactory to the Purchaser and its counsel, to the effect that: (i) the Company and each of the Company Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and each has full corporate power to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease;
(ii) the Company and each of the Company Subsidiaries are duly qualified to do business in all jurisdictions where the character of their respective properties or the nature of their respective activities makes such qualification necessary and where the failure to qualify would be materially adverse to the Company or the Company Subsidiaries, individually; (iii) to the actual best knowledge of such counsel, the authorized, issued and outstanding capital stock of the Company and the Company

Subsidiaries are as set forth in Section 2.2 of this Agreement and the Company Disclosure Schedule or in such opinion, and to the actual best knowledge of such counsel, each of the issued and outstanding shares of such stock has been duly authorized and issued and is fully paid and non-assessable; (iv) the execution, delivery and performance of this Agreement and all other documents to be executed by the Company in connection with this Agreement (the "Company Documents") have been duly authorized and approved by all requisite action of the Board of Directors and stockholders of the Company, and this Agreement and all other Company Documents have been duly executed and delivered by the Company and constitute valid and legally binding obligations of the Company; (v) the execution and delivery of this Agreement and the other Company Documents did not, and the consummation of the transactions contemplated hereby or thereby will not, violate any provision of any agreement, instrument, order, judgment or decree, of which such counsel has actual knowledge, to which the Company or any of the Company Subsidiaries is a party or by which it is bound; (vi) the holders of the Company Common Stock are not entitled to statutory appraisal rights under
Section 262 of the DGCL; (vii) except as may be specified by such counsel, such counsel does not know of any material suit or proceeding pending or threatened against or affecting the Company or the Company Subsidiaries, its business or properties or the consummation of the transactions contemplated hereunder;
(viii) the Articles of Merger and Certificate of Merger have been duly authorized by all requisite action of the Board of Directors and stockholders of the Company, have been duly executed and delivered by the Company and, upon the filing thereof with the SDAT and the Secretary of State of the State of Delaware, will be valid and effective as a statutory merger of the Purchaser and the Company, in accordance with the terms thereof; (ix) all regulatory and governmental approvals, consents and filings required of the Company and the Company Subsidiaries for the consummation of the transactions contemplated by this Agreement or any of the other Company Documents have been obtained or made, and, to the best knowledge of such counsel, all such approvals, consents or filings remain in full effect as of the date of such opinion; (x) the Joint Proxy Statement complies as to form in all material respects with the requirements of the Exchange Act and the applicable Rules and Regulations of the Commission thereunder, except that such counsel need express no opinion as to any financial statements, schedules and other financial or statistical information included therein or as to any information relating to or supplied by the Purchaser for inclusion therein; and (xi) to such further effect regarding the validity and sufficiency of legal proceedings and matters relative to the transactions contemplated by this Agreement as the Purchaser may reasonably request. In rendering such opinion, such counsel may rely upon the opinion of the Company's in-house counsel and may limit its opinion to matters of federal law, the law of the State of California or the DGCL.

     In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the S-4, the Joint Proxy Statement, any document incorporated by reference thereto or any amendment or supplement to any of the foregoing, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial or statistical information included or incorporated by reference therein or as to any information relating to or supplied by the Purchaser for inclusion therein). With respect to such matters, such counsel may state that their belief is based solely upon the actual knowledge of lawyers at such firm who are actively involved in legal matters involving the Company, but without independent check and verification.

          (e) Fairness Opinion.  The fairness opinion delivered to the
              ----------------
Purchaser's Board of Directors by Alex. Brown & Sons Incorporated in accordance with Section 1.26 shall not have been withdrawn.

          (f) Employment, Non-Compete and Continuity Agreements. The prior
              -------------------------------------------------
employment agreements between the Company or any of the Company Subsidiaries and each of Sam Yau, Anita Kopec, Gary Keisling and Charles Moran shall have been terminated in such a manner that no such person shall be entitled to any severance payments on account of the Merger. Additionally, each of Messrs. Yau, Keisling and Moran and Ms. Kopec shall have entered into replacement employment agreements in form and substance satisfactory to the Purchaser, which employment agreements shall include non-competition agreements during and following termination or expiration of such employment agreements. Keith Ogata and Philip Maynard shall have entered into continuity agreements in form and substance satisfactory to the Purchaser with respect to continuation of their right to benefits under the Company's SERP Plan and other benefits theretofore provided to such individuals by the Company.

          (g) SERP Change of Control Provisions.  Subject to more specific
              ---------------------------------
provisions that may be contained in the employment and continuity agreements to be entered into pursuant to Section 5.2(f): (i) Purchaser and the Company agree that the condition in Section 8 of the Company's SERP Plan that a participant's employment with the Company must be terminated voluntarily or involuntarily within two years of a change of control in order to receive accelerated vesting and payout of SERP retirement benefits will be waived for those Company SERP participants who are currently active employees of the Company or a Company subsidiary and who otherwise would be entitled to accelerated vesting if they did terminate their employment within two years of a change of control; (ii) SERP participants who remain employees after the Merger will be entitled to payment of SERP retirement benefits, with interest from the Effective Time, only when their employment terminates and (iii) there shall be no further accrual of additional benefits under the Company's SERP Plan from and after the Merger.

          (h) Steck-Vaughn Options.  Steck-Vaughn Publishing Company and Anita
              --------------------
Kopec shall have amended the option agreements between them so that the options thereunder shall not vest as a result of the Merger.

          (i) Benefit Plans.  The Company shall have taken or caused to be taken
              -------------
all steps and actions reasonably required by the Purchaser, on advice of its counsel, with respect to the termination or amendment of Company Employee Plans, including delivering notices and filing such documents as counsel to the Purchaser deems reasonably necessary.

          (j) Kaleidoscope Inc.  The Company shall have obtained a letter of
              ----------------
credit, performance bond or other substantial evidence of financial security, in each instance in form and substance reasonably acceptable to Purchaser, regarding performance obligations of Kaleidoscope Inc. to the Company.

          (k) Tax Opinion.  The Purchaser shall have received the opinion of
              -----------
Ernst & Young L.L.P., in form and substance reasonably satisfactory to the Purchaser, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code.

    5.3.  Additional Conditions to Obligations of the Company.  The obligation
          ---------------------------------------------------
of the Company to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations and Warranties; Absence of Changes.  The
              --------------------------------------------------
representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Effective Time as though made on and as of the Effective Time, except for (i) changes contemplated by this Agreement and (ii) where the failure to be so true and correct would not be reasonably likely to have a Material Adverse Effect on the Purchaser or a Material Adverse Effect upon the consummation of the transactions contemplated hereby. Since the date of this Agreement, there shall have been no change in the business, results of operations, financial condition or business prospects of the Purchaser that is having, has had or reasonably could be expected to have a Material Adverse Effect on Sylvan. The Company shall have received a certificate signed on behalf of the Purchaser by the chief executive officer and the chief financial officer of the Purchaser to the foregoing effect, it being understood that such certificates are being delivered by them in their capacities as officers of the Purchaser and that such individuals assume no personal liability with respect thereto.

          (b) Performance of Obligations of the Purchaser.  The Purchaser shall
              -------------------------------------------
have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time; and the Company shall have received a certificate signed on behalf of the Purchaser by the Chief Executive Officer and the Chief Financial Officer of the Purchaser to such effect, it being understood that such certificates are being delivered by them in their capacities as officers of the Purchaser and that such individuals assume no personal liability with respect thereto.

          (c) Tax Opinion.  The Company shall have received the opinion of Irell
              -----------
& Manella LLP, counsel to the Company, in form and substance reasonably satisfactory to the Company, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of
Section 368 (a) of the Code.

          (d) Opinion of the Purchaser's Counsel.  The Company shall have
              ----------------------------------
received the opinion of Piper & Marbury L.L.P., counsel to the Purchaser, in form and substance reasonably satisfactory to the Company and its counsel, to the effect that: (i) the Purchaser and each of the Purchaser Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and each has full corporate power to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease; (ii) the Purchaser and each of the Purchaser Subsidiaries are duly qualified to do business in all jurisdictions where the character of their respective properties or the nature of their respective activities makes such qualification necessary and where the failure to qualify would be materially adverse to the Purchaser or the Purchaser Subsidiaries, individually; (iii) to the actual best knowledge of such counsel, the authorized, issued and outstanding capital stock of the Purchaser and the Purchaser Subsidiaries are as set forth in Section 1.2 of this Agreement and the Purchaser Disclosure Schedule or in such opinion, and to the actual best knowledge of such counsel, each of the issued and outstanding shares of such stock has been duly authorized and issued and is fully paid and non-assessable; (iv) the execution, delivery and performance of this Agreement and all other documents to be executed by the Purchaser in connection with this Agreement (the "Purchaser Documents") have been duly authorized and approved by all requisite action of the Board of Directors and stockholders of the Purchaser, and this Agreement and all other Purchaser Documents have been duly executed and delivered by the Purchaser and constitute valid and legally binding obligations of the Purchaser; (v) the execution and delivery of this Agreement and the other Purchaser Documents did not, and the consummation of the transactions contemplated hereby or thereby will not, violate any provision of any agreement, instrument, order, judgment or decree, of which such counsel has actual knowledge, to which the Purchaser or any of the Purchaser Subsidiaries is be a party or by which it is bound; (vi) except as may be specified by such counsel, such counsel does not know of any material suit or proceeding pending or threatened against or affecting the Purchaser or the Purchaser Subsidiaries, its business or properties or the consummation of the transactions contemplated hereunder; (vii) the Articles of Merger and Certificate of Merger have been duly authorized by all requisite action of the Board of Directors and stockholders of the Purchaser, have been duly executed and delivered by the Purchaser and, upon the filing thereof with the SDAT and the Secretary of State of the State of Delaware, will be valid and effective as a statutory merger of the Purchaser and the Company, in accordance with the terms thereof; (viii) all regulatory and governmental approvals, consents and filings required of the Purchaser and the Purchaser Subsidiaries for the consummation of the transactions contemplated by this Agreement or any of the other Purchaser Documents have been obtained or made, and, to the best knowledge of such counsel, all such approvals, consents or filings remain in full effect as of the date of such opinion; (ix) the S-4 and the Joint Proxy Statement comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, respectively, and, in each case, to the applicable Rules and Regulations of the Commission thereunder, except that such counsel need not express an opinion as to any financial statements, schedules and other financial or statistical information included therein or as to any information relating to or supplied by the Company for inclusion therein; and (x) to such further effect regarding the validity and sufficiency of legal proceedings and matters relative to the transactions contemplated by this Agreement as the Company may reasonably request. In rendering such opinion, such counsel may rely upon Purchaser's in-house counsel and may limit its opinion to matters of federal law, the law of the State of Maryland or the DGCL.

     In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the S-4, the Joint Proxy Statement, any document incorporated by reference thereto or any amendment or supplement to any of the foregoing, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial or statistical information included or incorporated by reference therein or as to any information relating to or supplied by the Company for inclusion therein). With respect to such matters, such counsel may state that their belief is based solely upon the actual knowledge of lawyers at such firm who are actively involved in legal matters involving the Purchaser, but without independent check and verification.

          (e) Fairness Opinion.  The fairness opinion delivered to the Company's
              ----------------
Board of Directors by BZW in accordance with Section 2.26 shall not have been withdrawn.

SECTION 6.  TERMINATION AND AMENDMENT

     6.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Effective Time (with respect to Sections 6.1(b) through 6.1(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or the Purchaser:

          (a) by mutual written consent of the Purchaser and the Company; or

          (b) by either the Purchaser or the Company if the Merger shall not have been consummated by September 30, 1997 (provided that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date); or

          (c) by either the Purchaser or the Company, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under this Agreement; or

          (d) by the Purchaser or the Company, if at the Company Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of the Company in favor of this Agreement and the Merger shall not have been obtained, or if at the Purchaser Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of the Purchaser in favor of the Purchaser Voting Proposal shall not have been obtained; or

          (e) by the Purchaser, if (i) the Board of Directors of the Company shall have withdrawn or modified its recommendation of this Agreement or the Merger, or shall have resolved to do any of the foregoing, for any reason other than the occurrence of an event relating to Sylvan which has a Material Adverse Effect on Sylvan, or (ii) the Company fails to call and hold the Company Stockholders' Meeting within forty (40) days after the Commission declares the S-4 effective;

          (f) by the Company, if (i) the Board of Directors of the Purchaser shall have withdrawn or modified its recommendation of the Purchaser Voting Proposal or shall have resolved to do any of the foregoing, for any reason other than the occurrence of an event relating to the Company which has a Material Adverse Effect on the Company or (ii) the Purchaser fails to call and hold the Purchaser Stockholders' Meeting within forty (40) days after the Commission declares the S-4 effective;

          (g) by the Purchaser or the Company, as the case may be, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach shall not have been cured in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within 20 business days following receipt by the breaching party of written notice of such breach from the other party.

          (h) by the Purchaser or the Company if the average last sale price for the Purchaser's Common Stock, as reported by NASDAQ, for the ten (10) trading days ending on the last trading day before the agreed upon Effective Time (the "Average Share Price") shall be less than $29.86, provided however, that the Company may not terminate this Agreement pursuant to this Paragraph (h) if the Purchaser shall agree at the Effective Time to revise the Exchange Ratio to equal the quotient of (i) $29.86 multiplied by the Exchange Ratio divided by
(ii) the Average Share Price.

     6.2  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as provided in Section 6.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Purchaser or the Company or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 6.3 and further except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Sections 3.4(b), 3.13 and 6.3 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

    6.3.  Fees and Expenses.
          -----------------

          (a) Except as set forth in this Section 6.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that the Purchaser and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Joint Proxy Statement (including any related preliminary materials) and the S-4 (including financial statements and exhibits) and any amendments or supplements. The Purchaser shall pay the filing fees applicable to the S-4, and the Company shall pay the fees applicable to the Proxy Statement.

          (b) As reimbursement for expenses incurred by the Purchaser relating to the transactions contemplated by this Agreement prior to termination and as liquidated damages for the Purchaser's having terminated this Agreement (it being understood that actual damages would be difficult, if not impossible to determine with certainty in the event of such termination), the Company shall pay the Purchaser a fee equal to:

              (i) $30,000,000 upon the termination of this Agreement by the Purchaser pursuant to Section 6.1(e).

              (ii) $10,000,000 upon the termination of this Agreement by the Purchaser pursuant to (A) Section 6.1(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the Merger by the stockholders of the Company at the Company Stockholders' Meeting or (B) pursuant to Section 6.1(g) after a material breach by the Company of this Agreement; provided, however, in the event the Company shall have consummated an Acquisition Transaction in which the Company or substantially all of its assets are acquired (even if the acquisition is structured so that the Company or one of its subsidiaries is the survivor in the transaction) by a party other than the Purchaser or any of its affiliates (in any case, a "Third Party Acquisition") at any time on or before the expiration of eight calendar months from the Purchaser's termination under clauses (A) and (B) of this paragraph 6.3(b)(ii), the Company shall, or shall cause its successor to pay the Purchaser an additional amount of liquidated damages equal to $20,000,000.

          (c) As reimbursement for expenses incurred by the Company relating to the transactions contemplated by this Agreement prior to termination and as liquidated damages for the Company's having terminated this Agreement (it being understood that actual damages would be difficult, if not impossible to determine with certainty in the event of such termination), the Purchaser shall pay the Company a fee equal to $10,000,000 upon the termination of this Agreement by the Company pursuant to (i) Section 6.1(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the Merger by the stockholders of the Purchaser at the Purchaser Stockholders' Meeting or (ii) pursuant to Section 6.1(g) after a material breach by the Purchaser of this Agreement.

           (d) The expenses and fees, if applicable, payable pursuant to Sections 6.3(b) and 6.3(c) shall be paid within five business days after the first to occur of the events described therein; provided that, in no event shall the Company (or its successor) or the Purchaser, as applicable, be required to pay any expenses or termination fees, if applicable, to the other party, if, immediately prior to the termination of this Agreement, the terminating party was in breach of any of its material obligations under this Agreement. The payments provided in this Section 6.3 shall be the exclusive remedy for any breach of this Agreement.

     6.4.  Amendment.  This Agreement may be amended by action taken by the
           ---------
Company and the Purchaser at any time before or after Purchaser Stockholder Approval or Company Stockholder Approval but, after any such approval, no amendment shall be made which requires the further approval of such shareholders under applicable law without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     6.5.  Extension; Waiver.  At any time prior to the Effective Time, each
           -----------------
party hereto may but shall not be required to (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and the failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights absent such instrument in writing.

SECTION 7.  MISCELLANEOUS

     7.1.  Nonsurvival of Representations and Warranties.  The representations
           ---------------------------------------------
and warranties and agreements made herein shall not survive beyond the Effective Time, except those contained in Sections 4, 3.14, 3.20, and 6.3(a).

     7.2.  Entire Agreement; Assignment.  This Agreement (a) constitutes the
           ----------------------------
entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof;
(b) except as provided in Sections 3.14, 3.15 and 3.19, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise.

     7.3.  Validity.  If any provision of this Agreement, or the application
           --------
thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     7.4.  Notices.  All notices, requests, claims, demands and other
           -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile by reputable overnight express delivery service or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

     If to the Purchaser: Sylvan Learning Systems, Inc., 1000 Lancaster Street, Baltimore, Maryland 21202, Attention: B. Lee McGee, with a copy to Richard C. Tilghman, Jr., Esquire, Piper & Marbury L.L.P., 36 South Charles Street, Baltimore, Maryland 21201.

   If to the Company: National Education Corporation, 2601 Main Street, Irvine, California 92714, Attention: Philip C. Maynard, Esquire, Vice President, Secretary and General Counsel, with a copy to Alvin G. Segel, Esquire, Irell & Manella LLP, 1800 Avenue of the Stars, Suite 500, Los Angeles, CA 90067;

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     7.5.  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

     7.6.  Descriptive Headings.  The descriptive headings herein are inserted
           --------------------
for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     7.7.  Parties in Interest.  This Agreement shall be binding upon and inure
           -------------------
solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 7.2, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

           7.8. Counterparts. This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                       SYLVAN LEARNING SYSTEMS, INC.


                                                  /s/
                                       ---------------------------------
                                       By:
                                       Title:


                                       NATIONAL EDUCATION CORPORATION


                                                  /s/
                                       ---------------------------------
                                       By:
                                       Title: